As filed with the Securities and Exchange Commission on February 14, 2005
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     FLORIDA                           SAGAMORE HOLDINGS, INC.                     20-1600519
(State or Other Jurisdiction of Incorporation or      (Name of Registrant in Our      (I.R.S. Employer Identification No.)
                  Organization)                                Charter)
                                                                                                 ROBERT FARRELL
                                                                                      33 WOOD AVENUE SOUTH, SUITE 600
         33 WOOD AVENUE SOUTH, SUITE 600                                                    ISELIN, NEW JERSEY 08830
            ISELIN, NEW JERSEY 08830                             5065                            (732) 603-4967
   (Address and telephone number of Principal        (Primary Standard Industrial     (Name, address and telephone number
    Executive Offices and Principal Place of         Classification Code Number)             of agent for service)
                    Business)

                                                        COPIES TO:
                   Clayton E. Parker, Esq.                                        Harris C Siskind, Esq.
         Kirkpatrick & Lockhart Nicholson Graham LLP                    Kirkpatrick & Lockhart Nicholson Graham LLP
            201 S. Biscayne Boulevard, Suite 2000                          201 S. Biscayne Boulevard, Suite 2000
                     Miami, Florida 33131                                          Miami, Florida 33131
                        (305) 539-3300                                                (305) 539-3300
                Telecopier No.: (305) 358-7095                                Telecopier No.: (305) 358-7095
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         Approximate date of commencement of proposed sale to the public: AS
SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                                PROPOSED MAXIMUM
                                                                               PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
             TITLE OF EACH CLASS OF                       AMOUNT TO BE          OFFERING PRICE      OFFERING        REGISTRATION
           SECURITIES TO BE REGISTERED                     REGISTERED            PER SHARE(1)       PRICE(1)            FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share                   34,040,000                $0.20          $6,808,000       $801.30
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. No consideration will be received by Sagamore Holdings, Inc. in consideration for the shares being sold hereunder and there is currently no market for the shares being distributed. Accordingly, solely for purposes of calculating the registration fee, the Registrant has used $0.20 per share, which is the assumed conversion price under the Series A Convertible Preferred Stock.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                            Subject to Completion, Dated as of February 14, 2005

                             SAGAMORE HOLDINGS, INC.
                        34,040,000 SHARES OF COMMON STOCK


         The 34,040,000 shares of common stock of Sagamore Holdings, Inc. (the "Company" or "Sagamore Holdings") offered through this prospectus will be sold by current shareholders of the Company. The shareholders selling shares of common stock pursuant to this prospectus are Cornell Capital Partners, LP ("Cornell Capital"), Yorkville Advisors Management, LLC ("Yorkville") and 154 current employees of Sagamore Holdings' wholly-owned subsidiary, Nexus Custom Electronics Corp. Cornell Capital is the owner of 6,000,000 shares of Series A Convertible Preferred Stock, par value $0.001, which is convertible into shares of common stock at a conversion price of the lower of (a) $1.00 per share or (b) 80% of the average of the lowest closing bid price of the common stock during the five (5) trading dates immediately preceding the conversion date if a public market exists for the common stock. Since no public market currently exists, the Series A Convertible Preferred Stock is currently convertible at a conversion price of $1.00 per share. However, if a public market develops, it is likely that the conversion price will be lower than $1.00. Cornell Capital purchased the Series A Convertible Preferred Stock pursuant to an Investment Agreement between Cornell Capital and Sagamore Holdings on September 15, 2004. Cornell is registering 30,000,000 shares of common stock to be issued upon the conversion of the Series A Convertible Preferred Stock, which is a good faith estimate of the number of shares needed to convert all of the shares of the Series A Convertible Preferred Stock. Yorkville is registering 2,500,000 shares of common stock received as a commitment fee under the Investment Agreement. The employees are collectively registering 1,540,000 shares of common stock of the Company.

         The shares of common stock are being offered for sale by the selling stockholders at prices established at the market price during the term of this offering. On February 14, 2005, there was no public market for shares of the Company's common stock. The Company intends to apply for listing on the Over-the-Counter Bulletin Board, however, such listing may not occur. The prices will fluctuate based on the demand for the shares of common stock.

         Please refer to "Selling Stockholder" beginning on page 14.

         The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

        PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         NO UNDERWRITER OR PERSON HAS BEEN ENGAGED TO FACILITATE THE SALE OF SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL TERMINATE TWENTY-FOUR MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY THE SELLING STOCKHOLDERS WILL BE PLACED IN ESCROW, TRUST OR ANY SIMILAR ACCOUNT.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2005.


                                TABLE OF CONTENTS
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
PROSPECTUS SUMMARY.............................................................................1
THE OFFERING...................................................................................3
SUMMARIZED HISTORICAL FINANCIAL INFORMATION....................................................4
RISK FACTORS...................................................................................6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.....................................12
SELLING STOCKHOLDERS..........................................................................13
USE OF PROCEEDS...............................................................................18
DILUTION .....................................................................................21
PLAN OF DISTRIBUTION..........................................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........23
OUR BUSINESS..................................................................................27
MANAGEMENT....................................................................................32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................38
PRINCIPAL STOCKHOLDERS........................................................................39
DESCRIPTION OF SECURITIES.....................................................................40
LEGAL MATTERS.................................................................................42
EXPERTS  .....................................................................................40
WHERE YOU CAN FIND MORE INFORMATION...........................................................40
FINANCIAL STATEMENTS.........................................................................F-1
SIGNATURES..................................................................................II-6
EXHIBIT 5.1..........................................................................EXHIBIT - 1
EXHIBIT 23.1.........................................................................EXHIBIT - 1

                               PROSPECTUS SUMMARY

         The following summary contains basic information about this offering. It likely does not contain all the information that is important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.

OVERVIEW OF SAGAMORE HOLDINGS, INC.

         The Company is a holding company that was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"), through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). The Company was initially capitalized on September 15, 2004 when it sold 6,000,000 shares of Series A Convertible Preferred Stock, which is redeemable at the Company's option, and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus. On September 20, 2004, the Company acquired, through NECI, substantially all of the net assets of Nexus for total consideration of $12,000,000. On October 18, 2004, NECI's name was changed to Nexus Custom Electronics Corp.

         Nexus provides electronic contract manufacturing services to industrial original equipment manufacturers (OEMs) customers. Nexus' core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries. Sales from our business are recognized at the time products are shipped to customers and may vary depending on the time of customers' orders, product mix and availability of component parts. Substantially all of our business is performed on a turnkey basis, which involves the procurement of specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both conventional pin-through-hole interconnection technology, as well as advanced surface mount technology. Pin-through-hole interconnection technology is a method of assembling printed circuit boards in which component leads are inserted and soldered into plated holes in the board. Surface mount technology is a method of assembling printed circuit boards in which components are fixed directly to the surface of the board, rather than being inserted into holes. The gross profit margin for such materials is generally lower than the gross profit associated with the manufacturing process and other value-added services.

         We do not typically enter into long-term purchase orders or commitments from our customers. Instead we work with our customers to develop forecasts for future orders which are not binding. Customers may cancel their orders, change their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Cancellations, reductions or delays by a significant customer or by a group of customers could have an adverse effect on us. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can adversely affect our gross margins and operating income.

         Nexus conducts its manufacturing operations at two locations. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont, which is owned by the Company. The second location is an approximately 30,000 square foot facility located in Woburn, Massachusetts, which is leased by the Company. Nexus' Vermont manufacturing facility has earned ISO 9002 certification by the Geneva-based organization dedicated to the development of worldwide standards for quality management guidelines and quality assurance. Management believes sophisticated customers increasingly are requiring their manufacturers to be ISO 9002 certified for purposes of quality assurance. Nexus is continually investing in the training and education of its personnel. New concepts such as lean manufacturing are being implemented into the manufacturing process in an effort to run as efficiently and cost-effectively as possible.

         The electronics contract manufacturing industry is highly fragmented and is characterized by relatively high levels of volatility, competition and pricing and margin pressure. Many large contract manufacturers operate high-volume facilities and primarily focus on high-volume product runs. In contrast, certain contract manufacturers, such as Nexus, focus on low-to-medium volume and service-intensive products.

ABOUT US

         Our executive offices are located at 3300 Wood Avenue South, Iselin, New Jersey 08830 and our telephone number is (732) 603-4967. Our corporate websites are located at http://www.nexuscei.com. Information on our websites does not constitute part of this prospectus.

                                  THE OFFERING

         The 34,040,000 shares of common stock of Sagamore Holdings offered through this prospectus will be sold by current shareholders of the Company. The shareholders selling shares of common stock pursuant to this prospectus are Cornell Capital, which is selling up to 30,000,000 shares of common stock, Yorkville, which is selling up to 2,500,000 shares of common stock and the Nexus employees, which are collectively selling up to 1,540,000 shares of common stock. Cornell Capital owns its shares pursuant to the Investment Agreement between Cornell Capital and Sagamore Holdings dated September 15, 2004 and Yorkville received its shares of common stock as a commitment fee under the Investment Agreement. Each of the employees received 10,000 shares of common stock on February 8, 2005 as an incentive bonus under the Company's 2004 Stock Incentive Plan.

         Pursuant to the Investment Agreement, the Company issued to Cornell Capital Partners 6,000,000 shares of Series A Convertible Preferred Stock at $1.00 per share and received net proceeds of $5,250,000, after deducting expenses of $750,000. Each share of Series A Convertible Preferred Stock, at the option of the holder, is convertible into such number of common stock as determined by dividing (a) the sum of (i) the amount due to the holder upon liquidation, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either
(a) $1.00 per share (which shall be adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock, whichever is lower. The Series A Convertible Preferred Stock may be redeemed by the Company at an amount equal to the liquidation amount. In the event the Company exercises a right of redemption, each of the holders would receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 of the liquidation amount redeemed. We are registering 6,000,000 shares of common stock underlying the conversion of the Series A Convertible Preferred Stock.

COMMON STOCK OFFERED                                  30,040,000 shares by selling stockholders

OFFERING PRICE                                        Market

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)       101,540,000 shares as of February 14, 2005

USE OF PROCEEDS                                       We will not receive any proceeds of the
                                                      shares offered by the selling stockholders.

RISK FACTORS                                          The securities offered hereby involve a high degree of risk and immediate substantial dilution.  See "Risk Factors" and
                                                      "Dilution."

----------

(1) Does not include outstanding options.

                   SUMMARIZED HISTORICAL FINANCIAL INFORMATION

         Sagamore Holdings was formed on August 30, 2004 to acquire, through NECI, its newly formed, wholly-owned subsidiary, substantially all of the net assets of Nexus. Sagamore Holdings was initially capitalized on September 15, 2004 when it sold 6,000,000 shares of Series A Convertible Preferred Stock and received net proceeds of $5,250,000 restricted for use in the purchase of Nexus. Sagamore Holdings acquired substantially all of the net assets of Nexus on September 20, 2004 for total consideration of $12,000,000. Sagamore Holdings will have years that end, and Nexus had years that ended, on June 30th and each had first quarters that ended on October 3, 2004. The only activities of Sagamore Holdings and NECI during the period from September 15, 2004 (date of capitalization) to October 3, 2004 consisted of arranging the financing for and acquiring Nexus. Sagamore Holdings is accounting for the acquisition as a purchase as if it were effectively completed on October 4, 2004, and the accompanying consolidated financial statements of Sagamore Holdings and NECI have been prepared to show their financial position and results of operations prior to the acquisition.

         The following is a summary of the historical Financial Statements of Sagamore Holdings and subsidiary and Nexus which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis or Plan of Operation" section of this Prospectus as well as with our historical Financial Statements and Pro Forma Financial Statements and the notes thereto.

SAGAMORE HOLDINGS, INC. AND SUBSIDIARY-HISTORICAL

                                         PERIOD FROM SEPTEMBER 15, 2004 (DATE OF
                                         CAPITALIZATION) THROUGH OCTOBER 3, 2004
                         ------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
Net sales                                                            $        --
Expenses                                                                      --
Net income (loss)                                                             --
Income (loss) per common share - basic and diluted
                                                                     -----------
Net income (loss)                                                    $        --
                                                                     -----------
Weighted average common shares outstanding                            98,421,053
                                                                     ===========

                                                                       AS OF
                                                                 OCTOBER 3, 2004
BALANCE SHEET DATA:
Noncurrent asset - cash held in escrow for acquisition
                                                                      $5,250,000
                                                                      ==========
Liabilities                                                                   --
                                                                      ----------
Preferred stock, 100,000,000 shares authorized:
  Series A redeemable convertible preferred stock,
      $0.001 par value; 6,000,000 shares issued and
      outstanding (liquidation preference $6,012,000)                      6,000
  Series B convertible preferred stock, no par value;
     10,000,000 shares issued and outstanding                                 --
Common stock, $0.001 par value; 2,000,000,000 shares
  authorized; 100,000,000 shares issued and outstanding
                                                                         100,000
Additional paid-in capital                                             5,144,000
                                                                      ----------
Total stockholders' equity                                            $5,250,000
                                                                      ==========

NEXUS CUSTOM ELECTRONICS, INC.-HISTORICAL

                                                                      FOR THE YEARS ENDED JUNE 30,
                                                                      ----------------------------
                                                                         2004              2003
                                                                     --------------  --------------
                                                 PERIOD FROM JULY 1,
                                               2004 THROUGH OCTOBER
STATEMENT OF OPERATIONS DATA:                           3, 2004
                                                    --------------
Net sales                                             $  6,037,240    $ 22,430,000   $ 15,354,812
Cost of sales                                            5,585,028      19,811,462     14,717,963
Operating expenses                                         381,167       1,340,073      1,166,215
Income (loss) from operations                               71,045       1,278,465       (529,366)
Interest expense                                           204,051         408,172        409,350
Income (loss) before income tax provision (benefit)       (133,006)        870,293       (938,716)
Income tax provision (benefit)                                  --         332,000       (332,000)
Net income (loss)                                     $   (133,006)   $    538,293   $   (606,716)

                                                                       AS OF
                                                                 OCTOBER 3, 2004
BALANCE SHEET DATA:
Total assets                                                       $ 15,464,717
                                                                   ============
Total liabilities                                                    16,430,079
                                                                   ------------
Common stock                                                                  2
Additional paid-in capital                                            2,680,160
Accumulated deficit                                                  (3,645,524)
                                                                   ------------
Total stockholder's deficiency                                         (965,362)
                                                                   ------------
Total liabilities and stockholder's deficiency                     $ 15,464,717
                                                                   ============

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS STATED THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

         The reports of the independent registered public accounting firm on its audits of the consolidated financial statements of Sagamore Holdings and its subsidiary and the financial statements of Nexus as of October 3, 2004 and for the periods then ended included in this prospectus include an explanatory paragraph that states that there is substantial doubt as to the ability of Sagamore Holdings and its subsidiary and Nexus to continue as going concerns because Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and, accordingly, it was in default. Unless Nexus receives a waiver from the lender, and there can be no assurance that Nexus will obtain a waiver, the operating results and cash flows of Nexus may not be adequate to enable it to pay the obligations that are currently due. Such matters raise substantial doubt about the ability of Nexus and, in turn, the Company, to continue as going concerns. The consolidated financial statements of Sagamore Holdings and subsidiary and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE OUR BUSINESS

         Sagamore Holdings was formed on August 30, 2004 to acquire substantially all of the assets of Nexus. The only activities of Sagamore Holdings during the period from September 15, 2004 (date of capitalization) to October 3, 2004 consisted of arranging the financing for and acquiring Nexus. In addition, management of Sagamore has no history of operating an electronic contract manufacturing business. Although the Company has entered into employment agreements with three executives who were responsible for managing the operations of Nexus prior to its acquisition, we cannot assure that we will be able to successfully manage the acquired business.

OUR CREDIT FACILITY CONTAINS COVENANTS THAT RESTRICT OUR OPERATIONS AND MAY INHIBIT OUR ABILITY TO GROW OUR BUSINESS AND INCREASE REVENUES

         Our credit facility contains restrictions and covenants that, among other things, require us to satisfy financial, asset quality and loan performance tests. If we fail to satisfy any of these covenants, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements and restrict our ability to make additional borrowings. These agreements also contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

         The covenants and restrictions in our credit facility may restrict our ability to, among other things: finance loans, which do not have specified attributes; reduce our liquidity below minimum levels; and hold loans for longer than established time periods.

       These restrictions may interfere with our ability to enter into other financing arrangements or to engage in other business activities, which may harm our business.

OUR BUSINESS MAY SUFFER IF THE NETWORKING AND TELECOMMUNICATIONS SEGMENTS OF THE ELECTRONICS INDUSTRY FAIL TO GROW AND EVOLVE

         Our customer base has historically been concentrated in a limited number of segments within the electronics industry. Several customers have recently indicated the possibility of an economic downturn in their industries, including the networking and telecommunications market. Developments adverse to these industry segments could materially and negatively impact us. These industry segments, and the electronics industry as a whole, experience:

      o     intense competition;
      o rapid technological changes resulting in short product life-cycles and consequent product obsolescence;
      o     significant fluctuations in product demand;
      o     economic cycles, including recessionary periods; and consolidation.

         If these events occur, our business may be negatively impacted.

THE COMPANY MAY HAVE TO PAY $500,000 AS A WORKING CAPITAL ADJUSTMENT PURSUANT TO THE ASSET PURCHASE AGREEMENT WITH THE FORMER PARENT OF NEXUS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS

         The Asset Purchase Agreement entered into on September 20, 2004, whereby the Company purchased substantially all of the assets of Nexus, contains a Net Working Capital Adjustment provision. On November 19, 2004, the Company received a Net Working Capital Statement from Jaco Electronics, Inc., the former parent of Nexus, whereby Jaco stated that it had a claim in the amount of $500,000 as an adjustment to the purchase price, pursuant to the Asset Purchase Agreement. Subsequently, Nexus provided Jaco with its Net Working Capital Statement, which revealed that Nexus had a claim against Jaco in the amount of $500,000 as an adjustment to the purchase price. The Asset Purchase Agreement contains an arbitration provision, whereby all disputes related to the Net
Working Capital Adjustment must be arbitrated. The parties are currently attempting to settle this issue. However, it is likely that arbitration before an agreeable accounting firm will occur. There is a chance that the Company may be unsuccessful. If the Company is unsuccessful on the merits, this could have a material adverse effect on our working capital.

WE ARE DEPENDENT ON OUR SUPPLIERS. IF ONE OR MORE OF OUR LARGEST SUPPLIERS CHOOSES NOT TO SELL PRODUCTS TO US, OUR OPERATING RESULTS COULD SUFFER

         We rely on our suppliers for products which generate a significant portion of our sales. Substantially all of our inventory has and will be purchased from suppliers with which we have entered into non-exclusive distributor agreements which are typically cancelable on short notice. While we do not believe that the loss of any one supplier would have a material adverse effect upon us since most products sold by us are available from multiple sources, our future success will depend in large part on maintaining relationships with existing suppliers and developing relationships with new ones. The loss of, or significant disruptions in, relationships with major suppliers could have a material adverse effect on our business, since there can be no assurance that we will be able to replace lost suppliers. On of our suppliers is Jaco with whom we have entered into a supply agreement. Although most distributors are capable of supplying the same components, and for the most part, electronic components are readily available, on occasion, there are market conditions, which cause availability of components to extend beyond normal lead times.

WE DO NOT HAVE LONG-TERM CONTRACTS WITH OUR CUSTOMERS AND, AS A RESULT, OUR CUSTOMERS MAY BE ABLE TO CANCEL, REDUCE OR DELAY THEIR ORDERS WITHOUT PENALTY WHICH WOULD ADVERSELY AFFECT OUR REVENUE

         We typically do not obtain long-term purchase orders or commitments but instead work with our customers to develop nonbinding forecasts of the future volume of orders. Based on such nonbinding forecasts, we make commitments regarding the level of business that we will seek and accept, and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each individual customer and generally affecting each customer's industry, may cause our customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, our customers may cancel, reduce or delay purchase orders and commitments without penalty, except for in certain circumstances, charges associated with such cancellation, reduction or delay. Significant or numerous cancellations, reductions or delays in orders by customers, or any inability by customers to pay for our products could have a material adverse effect on our operating results.

         The level and timing of orders placed by our customers vary due to:

      o     customer attempts to manage inventory;
      o changes in the customers' manufacturing strategy, such as a decision by a customer to either diversify or consolidate the number of contract manufacturing providers used or to manufacture their products internally;
      o     variation in demand for customer products; and
      o     cyclical downturns in customers' industries.

            If these orders are cancelled, our revenues would decrease.

THE PRODUCTS WE MANUFACTURE MAY HAVE TO CONFORM TO ROHS (RESTRICTION FOR USE OF HAZARDOUS SUBSTANCES) BY JULY OF 2006, WHICH COULD RESULT IN INVENTORY OBSOLESCENCE AND CAPITAL EQUIPMENT INVESTMENT

         We manufacture products that our customers may ship to Europe or Asia. The movement to lead-free (Pb) products is driven by environmental concern legislation in Europe and Asia. Key European legislation drivers include EC requirements for lead elimination, RoHS. These requirements may render some of our inventory obsolete, as well as potentially increase the pricing for raw materials significantly, which will have an impact on sales and gross profit margin. Also, the change in soldering technologies may require new soldering equipment and processes. The acquisition and implementation of new equipment and processes may require significant expense or capital investment. Additionally, some electronic components may not be available as lead-free in time for conformance to the new regulations. These regulations could have a negative impact on sales and gross profit margins, unless our suppliers and customers, as well as the Company are able to conform.

WE MAY BE SUBJECT TO FINANCIAL RISKS ASSOCIATED WITH NEW CUSTOMERS WHICH COULD RESULT IN THE NON-PAYMENT

         As we broaden our customer base, the Company will enter into relationships with new customers, who will not have proven credit history with us. Though efforts will be made to assure development of sound business partners through due diligence and financial review, there still remains the potential for procuring inventory and shipment of product for which there is risk of non-payment. Collection problems with new customers would effect our revenue and profitability.

WE ARE DEPENDENT ON FOREIGN MANUFACTURERS AND SUBJECT TO TRADE REGULATIONS WHICH EXPOSE US TO POLITICAL AND ECONOMIC RISK

         A significant number of components sold by us are manufactured by foreign manufacturers. As a result, our ability to sell certain products at competitive prices, could be adversely affected by the following:

      o     increases in tariffs or duties;
      o     changes in trade treaties;
      o     strikes or delays in air or sea transportation; and
      o future United States legislation with respect to pricing and/or import quotas on products imported from foreign countries.

         Our ability to be competitive with respect to sales of imported components could also be affected by other governmental actions and policy changes relating to, among other things, anti-dumping and other international antitrust legislation and adverse currency fluctuations which could have the effect of making components manufactured abroad more expensive. Because we purchase products from United States subsidiaries or affiliates of foreign manufacturers, our purchases are paid for in U.S. dollars, which usually reduces or eliminates the potential adverse effects of currency fluctuations. While we believe that the factors involving foreign components supply have not adversely impacted our business in the past, there can be no assurance that such factors will not materially adversely affect our business in the future.

OUR INDUSTRY IS SUBJECT TO SUPPLY SHORTAGES. ANY DELAY OR INABILITY TO OBTAIN COMPONENTS MAY HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS

         At various times there have been shortages of components in the electronics industry, and certain components, including certain semiconductor devices and capacitors, have been subject to limited allocation by some of our suppliers. Although such shortages and allocations have not had a material adverse effect on our operating results, there can be no assurance that any future shortages or allocations would not have such an effect on us.

THE PRICES OF OUR COMPONENTS ARE SUBJECT TO VOLATILITY AND THEREFORE OUR PROFIT MARGINS MAY BE NEGATIVELY IMPACTED OR DIFFICULT TO PREDICT

         We sell a significant amount of products that have historically experienced volatile pricing. If market pricing for these products decreases significantly, we may experience periods when our investment in inventory exceeds the market price of such products. These market conditions could have a negative impact on sales and gross profit margins unless and until our suppliers reduce the cost of these products. It also may cause us difficulty in accurately predicting our gross profit margins.

WE ARE DEPENDENT ON TWO KEY CUSTOMERS AND THE LOSS OF EITHER OF THESE CUSTOMERS COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS

         Currently, we have two key customers, GSI Lumonics and Frequency Electronics, Inc. Sales to GSI Lumonics and Frequency Electronics, Inc. account for more than half of our sales. We do not have long-term purchase orders or commitments with these customers, but instead work with these customers to develop nonbinding forecasts of their future volume of orders. This exposes us to various risks. If either of these customers were to discontinue doing business with us, we would have difficulties in replacing the revenues produced by each of these customers and our operations would be negatively affected until we were able to replace the lost revenue. Another risk is that our business reputation would be negatively affected if either of these customers were to discontinue our business relationship. In the event that we experience difficulties with either of these customers, we could be forced to curtail or cease our business operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE AND COMPETITION COULD HARM OUR ABILITY TO SELL OUR PRODUCTS AND SERVICES AND THEREBY REDUCE OUR MARKET SHARE

         The electronics contract manufacturing industry is highly fragmented and is characterized by relatively high levels of volatility, competition and pricing and margin pressure. Many large contract manufacturers operate high-volume facilities and primarily focus on high-volume product runs. In contrast, certain contract manufacturers, such as Nexus, focus on low-to-medium volume and service-intensive products. We compete against numerous domestic and offshore manufacturers, as well as the in-house manufacturing capabilities of our existing and potential customers. Many of such competitors have greater name recognition and financial and other resources than we do. In addition, regional competitiveness is an issue that Nexus faces, as Nexus finds it difficult to compete in the western region of the United States. Further, competition is highly concentrated in the northeast region of the United States, with more than 250 contract manufacturers located in the same area as Nexus. There can be no assurance that we will continue to compete successfully with existing or new competitors and failure to do so could have a material adverse effect on our operating results.

WE MAY NOT BE ABLE TO MAINTAIN OUR TECHNOLOGICAL AND MANUFACTURING PROCESS EXPERTISE, WHICH WOULD HARM OUR BUSINESS

         The markets for our manufacturing services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

      o     maintain and enhance our technological capabilities;
      o develop and market manufacturing services which meet changing customer needs; and
      o successfully anticipate or respond to technological changes in manufacturing processes on a cost-effective and timely basis.

         Although we believe that our operations utilize the assembly and testing technologies, equipment and processes currently required by our customers, we cannot be certain that we will develop capabilities required by our customers in the future. Also, the emergence of new technologies, industry standards or customer requirements may render our equipment, inventory or processes obsolete or noncompetitive. In addition, we may have to acquire new assembly and testing technologies and equipment to remain competitive. The acquisition and implementation of new technologies and equipment may require significant expense or capital investment. Our failure to anticipate and adapt to our customers' changing technological needs and requirements would have an adverse effect on our business.

PRODUCTS WE MANUFACTURE MAY CONTAIN DESIGN OR MANUFACTURING DEFECTS WHICH COULD RESULT IN REDUCED DEMAND FOR OUR SERVICES AND LIABILITY CLAIMS AGAINST US

         We manufacture products to our customers' specifications which are highly complex and may at times contain design or manufacturing errors or failures. Defects have been discovered in products we manufactured in the past and, despite our quality control and quality assurance efforts, defects may occur in the future. Defects in the products we manufacture, whether caused by a design, manufacturing or component failure or error, may result in delayed shipments to customers or reduced or cancelled customer orders. If these defects occur in large quantities or too frequently, our business reputation may also be impaired. In addition, these defects may result in liability claims against us.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS, AND THE LOSS OF KEY PERSONNEL COULD AFFECT OUR ABILITY TO SUCCESSFULLY GROW OUR BUSINESS.

         We are highly dependent upon the services of Daniel Shea, the President of Nexus and Acting Chief Financial Officer of Sagamore Holdings, Robert Farrell, our Chief Executive Officer and Joseph W. Donohue, Jr., our Chairman of the Board of Directors. The permanent loss for any reason of Daniel Shea, Joseph
W. Donohue, Jr. or Robert P. Farrell, or one or more of our other key executives, could have a material adverse effect upon our operating results. Mr. Donohue and Mr. Farrell have each entered into employment agreements with Sagamore Holdings and Mr. Shea has entered into an employment agreement with Nexus. While we believe that we would be able to locate suitable replacements for our executives if their services were lost, there can be no assurance that we would, in fact, be able to do so. We do not maintain key man life insurance on any of these individuals. Our future success will also depend, in part, upon our continuing ability to attract and retain highly qualified personnel.

WE DEPEND ON THIRD-PARTY FINANCING SOURCES, WHICH IF UNAVAILABLE TO US IN THE FUTURE COULD HARM OUR BUSINESS

         Any failure to renew or obtain adequate funding under a line of credit or other financing arrangements, or any reduction in the size of, or increase in the cost of, these types of facilities, could harm our business.

         During volatile times in the capital markets, our access to and other financing may be severely limited. If we are unable to maintain adequate financing and other sources of capital are not available, we would be forced to suspend or curtail our operations, which would harm our business.

SAGAMORE HOLDINGS STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES

         If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement entered into with Cornell Capital on September 15, 2004, Sagamore Holdings stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Sagamore Holdings common stock.

                     RISKS RELATED TO OUR CAPITAL STRUCTURE

WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS, SOME OF WHOM ARE ALSO OUR MEMBERS OF OUR SENIOR MANAGEMENT AND BOARD OF DIRECTORS, WHO MAY HAVE THE ABILITY TO INFLUENCE FUNDAMENTAL CORPORATE CHANGES

         As of February 14, 2005, our principal stockholders, Joseph W. Donohue, Jr. and Robert P. Farrell beneficially owned approximately 86.9% of the outstanding shares of our common stock, exclusive of the Company's securities convertible into common stock. In addition, each of Messrs Donohue and Farrell own 5,000,000 shares of Series B Convertible Preferred Stock, which are convertible into the lesser of: (i) 75,000,000 shares of common stock; or (ii) fifty-one percent of the outstanding shares of common stock after giving effect to the conversion of the Series B Convertible Preferred Stock. In addition, the Series B Convertible Preferred Stock is entitled to vote 51% of the votes on any matter placed before the shareholders of the Company. Accordingly, if these individuals were to act in concert, they would have the ability to exercise significant control over the Company with respect to matters submitted to a stockholder vote, including the approval of fundamental corporate transactions, such as mergers and acquisitions, consolidations and asset sales, and electing all members of our Board of Directors. As long as these individuals control such a substantial percentage of our shares, third parties may not be able to gain control of us through purchases of our common stock. In addition, Robert P. Farrell is the Chief Executive Officer and is a director of Sagamore Holdings and Joseph W. Donohue, Jr. is Chairman of the Board of Directors of Sagamore Holdings.

IF A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, THE SERIES A CONVERTIBLE PREFERRED STOCK MAY BE CONVERTIBLE INTO A SIGNIFICANTLY HIGHER NUMBER OF SHARES OF COMMON STOCK THAN 6,000,000, CAUSING ADDITIONAL DILUTION TO EXISTING SHAREHOLDERS

         The holder of our Series A Convertible Preferred Stock intends to sell the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock. Based on the conversion feature contained in the Series A Convertible Preferred Stock, if a public market develops for the Company's common stock, the market price may be lower than $1.00. Therefore, at this lower price, the Series A Convertible Preferred Stock may convert into significantly more than 6,000,000 shares of common stock. In fact, the Company is registering 30,000,000 shares of common stock as a good faith estimate of the shares needed for conversion. For example, if the conversion price of Sagamore Holdings' common stock is $0.20, the Series A Convertible Preferred Stock will collectively convert into 30,000,000 shares of common stock (6,000,000 divided by 80% of a market price of $0.25), which will have a significant dilutive impact on your holdings. If the Series A Convertible Preferred Stock converts at $1.00 per share, the dilution would be equal to $0.9505 per share.

                         RISKS RELATED TO THIS OFFERING

CURRENTLY NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK WHICH CAUSES OUR SHARES TO BE ILLIQUID UNTIL A PUBLIC MARKET IS ESTABLISHED

         There is currently no public market for our common stock and a public market for our common stock may not develop. Without a public market, shareholders may have difficulty selling their shares of common stock. If a public market does develop for our common stock, shareholders may still have difficulty selling their shares. While the Company intends for its stock to trade on the Over-the-Counter Bulletin Board, the Company may be unsuccessful in obtaining a listing on the Over-the-Counter Bulletin Board. In addition, even if the Company's common stock is traded on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board is characterized by low trading volume, thus this may provide a limited liquidity into the market for our shares. As a result of the foregoing, our shareholders may be unable to liquidate their shares.

IF A PUBLIC MARKET DEVELOPS FOR OUR COMMON Stock, OUR COMMON STOCK WILL LIKELY BE DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         If a public market develops for our common stock, our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o     Whose prices are not quoted on the Nasdaq automated quotation system

      o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock" for purposes of Section 15(b)(6) of the Exchange Act

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. If these requirements are applicable, they may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are entities that provided financing to the Company or received fees in connection with such financings. A description of each selling shareholder's relationship to Sagamore Holdings and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                            PERCENTAGE OF
                                                             OUTSTANDING
                                            SHARES              SHARES                                     PERCENTAGE OF
                                         BENEFICIALLY        BENEFICIALLY             SHARES            OUTSTANDING SHARES
                                         OWNED BEFORE        OWNED BEFORE       TO BE SOLD IN THE       BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       OFFERING          OFFERING(1)             OFFERING             AFTER OFFERING
------------------------------          --------------      ----------------    ------------------     ----------------------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH SAGAMORE HOLDINGS
Cornell Capital Partners, LP               5,241,049(2)              4.99%              30,000,000(3)                    1.72%
Yorkville Advisors Management,
  LLC(4)                                   2,500,000(5)              2.46%                  2,500,000                       0%
                                        EMPLOYEES OF NEXUS CUSTOM ELECTRONICS CORP.
Marlene J. Alger                                10,000                   *                  10,000                          0%
Eldon J. Atkins                                 10,000                   *                  10,000                          0%
Sharon J. Atwood                                10,000                   *                  10,000                          0%
Ines Avila                                      10,000                   *                  10,000                          0%
Michelle L. Bailey                              10,000                   *                  10,000                          0%
Penelope J. Baldwin                             10,000                   *                  10,000                          0%
Linda J. Barrows                                10,000                   *                  10,000                          0%
Anna-Marie Barucco                              10,000                   *                  10,000                          0%
Peter M. Becker                                 10,000                   *                  10,000                          0%
Heidi M. Bellizzi                               10,000                   *                  10,000                          0%
Bridgette A. Bent                               10,000                   *                  10,000                          0%
Steven P. Bessette                              10,000                   *                  10,000                          0%
Roxann M. Blackmer                              10,000                   *                  10,000                          0%
Garry S. Boie                                   10,000                   *                  10,000                          0%
Maria F. Braga                                  10,000                   *                  10,000                          0%
Vickie L. Bresette                              10,000                   *                  10,000                          0%
Jason N. Brutkoski                              10,000                   *                  10,000                          0%
Scott A. Brutkoski                              10,000                   *                  10,000                          0%
Charlene N. Byrant                              10,000                   *                  10,000                          0%
Nelia Buckley                                   10,000                   *                  10,000                          0%
Douglas J. Cameron                              10,000                   *                  10,000                          0%
Patricia S. Carbonell                           10,000                   *                  10,000                          0%
Linda M. Carleton                               10,000                   *                  10,000                          0%
Amy Chamberlain                                 10,000                   *                  10,000                          0%
Sommith Chanthavong                             10,000                   *                  10,000                          0%

                                                            PERCENTAGE OF
                                                             OUTSTANDING
                                            SHARES              SHARES                                     PERCENTAGE OF
                                         BENEFICIALLY        BENEFICIALLY             SHARES            OUTSTANDING SHARES
                                         OWNED BEFORE        OWNED BEFORE       TO BE SOLD IN THE       BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       OFFERING          OFFERING(1)             OFFERING             AFTER OFFERING
------------------------------          --------------      ----------------    ------------------     ----------------------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH SAGAMORE HOLDINGS
Yu-Chun Cheng                                   10,000                   *                  10,000                          0%
Billi Jo Christian                              10,000                   *                  10,000                          0%
Katie A. Cole                                   10,000                   *                  10,000                          0%
Melissa A. Cole                                 10,000                   *                  10,000                          0%
Adelbert A. Cook                                10,000                   *                  10,000                          0%
Lee Cousino                                     10,000                   *                  10,000                          0%
Paula J. Debreceni                              10,000                   *                  10,000                          0%
Susan G. Delorm                                 10,000                   *                  10,000                          0%
Julie H. Delphia                                10,000                   *                  10,000                          0%
Jaska M. Desforges                              10,000                   *                  10,000                          0%
Shawn P. Devino                                 10,000                   *                  10,000                          0%
Ethan C. Dick                                   10,000                   *                  10,000                          0%
Deborah L. Dike                                 10,000                   *                  10,000                          0%
Barbara J. Disorda                              10,000                   *                  10,000                          0%
Patricia A. Disorda                             10,000                   *                  10,000                          0%
Jenny M. Douglas                                10,000                   *                  10,000                          0%
Denis D. Dyer                                   10,000                   *                  10,000                          0%
Linda M. Farrell                                10,000                   *                  10,000                          0%
Gerald W. Fowler                                10,000                   *                  10,000                          0%
Shawn A. Francis                                10,000                   *                  10,000                          0%
Brenda Frazier                                  10,000                   *                  10,000                          0%
John E. Gatto                                   10,000                   *                  10,000                          0%
Janice A. Gearwar                               10,000                   *                  10,000                          0%
Sheila K. Gearwar                               10,000                   *                  10,000                          0%
Thomas G. Glover                                10,000                   *                  10,000                          0%
Sandra L. Greeno                                10,000                   *                  10,000                          0%
Shawn P. Griffin                                10,000                   *                  10,000                          0%
Desi R. Grosso                                  10,000                   *                  10,000                          0%
Matthew G. Guillette                            10,000                   *                  10,000                          0%
Tammy M. Hallett                                10,000                   *                  10,000                          0%
Jeffrey L. Hamlett                              10,000                   *                  10,000                          0%
Melissa E. Harrison                             10,000                   *                  10,000                          0%
Robin Harrison                                  10,000                   *                  10,000                          0%
Kenneth W. Hewitt                               10,000                   *                  10,000                          0%
Lora A. Hibbard                                 10,000                   *                  10,000                         *
Cheng-An Ho                                     10,000                   *                  10,000                          0%
Gina M. Holt                                    10,000                   *                  10,000                          0%
Lisa M. Hope                                    10,000                   *                  10,000                          0%
Linda B. King                                   10,000                   *                  10,000                          0%
Deborah M. LaMonda                              10,000                   *                  10,000                          0%
Lois E. Langille                                10,000                   *                  10,000                          0%
Lisa Marie Lawrie                               10,000                   *                  10,000                          0%
Hoa Thi Le                                      10,000                   *                  10,000                          0%
Phuong Le                                       10,000                   *                  10,000                          0%
Tam L. Le                                       10,000                   *                  10,000                          0%
Thu Thi Le                                      10,000                   *                  10,000                          0%
June A. LeCompte                                10,000                   *                  10,000                          0%

                                                            PERCENTAGE OF
                                                             OUTSTANDING
                                            SHARES              SHARES                                     PERCENTAGE OF
                                         BENEFICIALLY        BENEFICIALLY             SHARES            OUTSTANDING SHARES
                                         OWNED BEFORE        OWNED BEFORE       TO BE SOLD IN THE       BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       OFFERING          OFFERING(1)             OFFERING             AFTER OFFERING
------------------------------          --------------      ----------------    ------------------     ----------------------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH SAGAMORE HOLDINGS
Chhorm Leung                                    10,000                   *                  10,000                          0%
Erica L. Loso                                   10,000                   *                  10,000                          0%
Nathalia M. Luis                                10,000                   *                  10,000                          0%
Leangim Ly                                      10,000                   *                  10,000                          0%
Khuong Mai                                      10,000                   *                  10,000                          0%
Naomi J. Manning                                10,000                   *                  10,000                          0%
Diane C. McCoy                                  10,000                   *                  10,000                          0%
John S. McGarvin                                10,000                   *                  10,000                          0%
Jolene M. McKeighan                             10,000                   *                  10,000                          0%
Scott R. Merrill                                10,000                   *                  10,000                          0%
Katelynne M. Michaud                            10,000                   *                  10,000                          0%
Kathleen M. Miller                              10,000                   *                  10,000                          0%
Barbara A. Mottram                              10,000                   *                  10,000                          0%
Donna L. Munger                                 10,000                   *                  10,000                          0%
Barbara A. Nelson                               10,000                   *                  10,000                          0%
Melinda Nelson                                  10,000                   *                  10,000                          0%
Hai T. Nguyen                                   10,000                   *                  10,000                          0%
John H. Nguyen                                  10,000                   *                  10,000                          0%
Ngai Thi Nguyen                                 10,000                   *                  10,000                          0%
Sinh Huu Nguyen                                 10,000                   *                  10,000                          0%
Karen M. O'Connell                              10,000                   *                  10,000                          0%
Janice M. Osgood                                10,000                   *                  10,000                          0%
Matthew M. Page                                 10,000                   *                  10,000                          0%
Jyotsna Patel                                   10,000                   *                  10,000                          0%
Linda G. Pearsons                               10,000                   *                  10,000                          0%
Rosa M. Pedro                                   10,000                   *                  10,000                          0%
Moni Ratha Pen                                  10,000                   *                  10,000                          0%
Hoa Phan                                        10,000                   *                  10,000                          0%
Nhan H. Phan                                    10,000                   *                  10,000                          0%
Thai Van Phan                                   10,000                   *                  10,000                          0%
Phet Phanthavong                                10,000                   *                  10,000                          0%
Phonephasay Phathanak                           10,000                   *                  10,000                          0%
Cuc Phung                                       10,000                   *                  10,000                          0%
Paul Phung                                      10,000                   *                  10,000                          0%
John P. Preiser                                 10,000                   *                  10,000                          0%
Burton C. Preiser                               10,000                   *                  10,000                          0%
Mary Ann T. Prevendoski                         10,000                   *                  10,000                          0%
Luiza Qirici                                    10,000                   *                  10,000                          0%
Cuong Bao Quang                                 10,000                   *                  10,000                          0%
Penny L. Racine                                 10,000                   *                  10,000                          0%
Catrina L. Raleigh                              10,000                   *                  10,000                          0%
Nadina F. Raudales                              10,000                   *                  10,000                          0%
Pamela R. Reed                                  10,000                   *                  10,000                          0%

                                                            PERCENTAGE OF
                                                             OUTSTANDING
                                            SHARES              SHARES                                     PERCENTAGE OF
                                         BENEFICIALLY        BENEFICIALLY             SHARES            OUTSTANDING SHARES
                                         OWNED BEFORE        OWNED BEFORE       TO BE SOLD IN THE       BENEFICIALLY OWNED
SELLING STOCKHOLDERS                       OFFERING          OFFERING(1)             OFFERING             AFTER OFFERING
------------------------------          --------------      ----------------    ------------------     ----------------------
                              SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH SAGAMORE HOLDINGS
Linda M. Rosato                                 10,000                   *                  10,000                          0%
Darcy L. Rowe                                   10,000                   *                  10,000                          0%
Michelle L. Rowe                                10,000                   *                  10,000                          0%
Mark J. Rusciolelli                             10,000                   *                  10,000                          0%
Linda L. Russell                                10,000                   *                  10,000                          0%
Aline M. Santos                                 10,000                   *                  10,000                          0%
Helena L. Santos                                10,000                   *                  10,000                          0%
Phyllis K. Sawtell                              10,000                   *                  10,000                          0%
Kurt R. Schmid                                  10,000                   *                  10,000                          0%
Leon E. Shackett                                10,000                   *                  10,000                          0%
Daniel J. Shea                            2,510,000(6)               2.47%                  10,000                       2.46%
Stephen J. Spinale                              10,000                   *                  10,000                         *
Tracee L. Stevens                               10,000                   *                  10,000                          0%
Penny J. Stuart                                 10,000                   *                  10,000                          0%
Stephanie G. Stuart                             10,000                   *                  10,000                          0%
Amy S. Tang                                     10,000                   *                  10,000                          0%
Yee Y. Tham                                     10,000                   *                  10,000                          0%
Margaret A. Theriault                           10,000                   *                  10,000                          0%
Bernard A. Thibodeau, Jr.                       10,000                   *                  10,000                          0%
Phouvong Thipphavong                            10,000                   *                  10,000                          0%
Be Tran                                         10,000                   *                  10,000                          0%
Jaspe Tran                                      10,000                   *                  10,000                          0%
Sean K. Turner                                  10,000                   *                  10,000                          0%
Cynthia M. Valente                              10,000                   *                  10,000                          0%
Paul T. Valente                                 10,000                   *                  10,000                          0%
Thary Vann                                      10,000                   *                  10,000                          0%
Zhulieta Vladasi                                10,000                   *                  10,000                          0%
Linh H. Vo                                      10,000                   *                  10,000                          0%
Karen Wilber                                    10,000                   *                  10,000                          0%
Lizette M. Wilbur                               10,000                   *                  10,000                          0%
Lorraine J. Williams                            10,000                   *                  10,000                          0%
Shane M. Williams                               10,000                   *                  10,000                          0%
Susan Wong                                      10,000                   *                  10,000                          0%
Donna A. Wood                                   10,000                   *                  10,000                          0%
Denis F. Wortman                                10,000                   *                  10,000                          0%
Shaun M. Wortman                                10,000                   *                  10,000                          0%
Sambat Yang                                     10,000                   *                  10,000                          0%
Hsiu Chun Yee                                   10,000                   *                  10,000                          0%
Lee A. Zimmerman                                10,000                   *                  10,000                          0%

---------------
*        Less than 1%.
(1) Applicable percentage of ownership is based on 101,540,000 shares of common stock outstanding as of February 14, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 14, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 14, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliated are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes the 1,750,000 shares of common stock Cornell Capital Partners received as a commitment fee under a Standby Equity Distribution Agreement and the shares of common stock underlying the conversion of the 6,000,000 shares of Series A Convertible Preferred Stock owned by Cornel Capital Partners, taking into consideration the 4.99% ownership conversion limitation.
(3) Includes the 30,000,000 shares of common stock estimated in good faith to be needed for the conversion of the 6,000,000 shares of Series A Convertible Preferred Stock at a conversion price of $0.20 (80% of a market price of $0.25) owned by Cornel Capital Partners.
(4)      Yorkville is affiliated with Cornell Capital.
(5) Includes the 2,500,000 shares of common stock received as a commitment fee under the Investment Agreement.
(6) Includes 2,500,000 shares of common stock underlying options to purchase shares of common stock and $0.001 per share and 10,000 shares of common stock.

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH THE COMPANY

         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Investment Agreement and under a Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with the Company. Those transactions are explained below:

      o INVESTMENT AGREEMENT. On September 15, 2004, Sagamore Holdings entered into an Investment Agreement with Cornell Capital Partners. Pursuant to the Investment Agreement, Cornell Capital Partners received 6,000,000 shares of Series A Convertible Preferred Stock of the Company in exchange for gross proceeds of $6,000,000. Each share of Series A Convertible Preferred Stock, at the option of the holder, is convertible into such number of common stock as determined by dividing (a) the sum of (i) the amount due to the holder upon liquidation, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either (a) $1.00 per share (which shall be adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock, whichever is lower. We are registering 30,000,000 shares of common stock underlying the conversion of the Series A Convertible Preferred Stock.

      o YORKVILLE ADVISORS MANAGEMENT, LLC. Yorkville received commitment fees under the Investment Agreement equal to $600,000 and 2,500,000 shares of common stock of the Company and a structuring fee equal to $100,000. All investment decisions of, and control of, Yorkville, are held by Mark Angelo, the managing member of Yorkville.

OTHER SELLING STOCKHOLDERS

         NEXUS' EMPLOYEES. On February 8, 2005, Sagamore Holdings issued 10,000 shares of its common stock to each of the 154 employees of Nexus, as of that date, as an incentive bonus under the Company's 2004 Stock Incentive Plan under Rule 701 under the Securities Act. We are registering 1,540,000 shares of common stock in this offering for these employees.

         With respect to the sale of unregistered securities referenced above unless otherwise noted, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

                                    DILUTION

         The net worth or net book value of Sagamore Holdings as of October 3, 2004 was $5,250,000 or $0.0525 per share of common stock. Tangible net worth or net book value per share is determined by dividing our tangible net assets (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Sagamore, our tangible net worth or book value will be unaffected by this offering. Our tangible net worth or book value and our book value per share, however, will be impacted by the common stock to be issued upon the conversion of the Series A Convertible Preferred Stock. Because our tangible net worth per share is less than an assumed offering price of $0.25, new shareholders will experience dilution when purchasing shares of common stock at this offering price. The amount of dilution experience by purchasers of Sagamore Holdings' common stock pursuant to this offering will equal $0.1975 per share, assuming the offering occurred on our last balance sheet date of October 3, 2004.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling its shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, the Company expects the selling stockholder to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. In connection with the Investment Agreement, the Company paid Yorkville a commitment fee in the form of 2,500,000 shares of Sagamore Holdings common stock, a commitment fee in the form of $600,000 and a structuring fee in the form of $100,000. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $801.30, printing expenses of $2,500, accounting fees of $50,000, legal fees of $25,000 and miscellaneous expenses of $6,698.70. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder.

         The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholder is distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

         The following discussion should be read in conjunction with the financial statements of Sagamore Holdings, Inc. ("Sagamore Holdings" or the "Company") and Nexus Custom Electronics Inc. ("Nexus") and the related notes thereto.

OVERVIEW

         On September 20, 2004, the Company, through its subsidiary, purchased substantially all of the net assets of Nexus from Jaco Electronics, Inc. ("Jaco"). However, the acquisition is being accounted for as a purchase as if it was effectively completed on October 4, 2004. The initial purchase price paid by the Company was $12,000,000 as described below:

         1. Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. The Company used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, Nexus did not meet certain covenants under its credit facility and, accordingly, it was in default.

         2. $2,750,000 was paid through a five-year promissory note issued by the Company to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Certain defaults under other loan agreements would result in a default under the promissory note agreement with Jaco.

         3. $5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A Convertible Preferred Stock.

GOING CONCERN

         The reports of the independent registered public accounting firm on its audits of the consolidated financial statements of Sagamore Holdings and its subsidiary and the financial statements of Nexus as of October 3, 2004 and for the periods then ended included in this prospectus include an explanatory paragraph that states that there is substantial doubt as to the ability of Sagamore Holdings and its subsidiary and Nexus to continue as going concerns because Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and, accordingly, it was in default. Unless Nexus receives a waiver from the lender, and there can be no assurance that Nexus will obtain a waiver, the operating results and cash flows of Nexus may not be adequate to enable it to pay the obligations that are currently due. Such matters raise substantial doubt about the ability of Nexus and, in turn, the Company, to continue as going concerns. The consolidated financial statements of Sagamore Holdings and subsidiary and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of the financial statements requires the Company and Nexus to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. On an on-going basis, they evaluate their estimates, including those related to uncollectible accounts receivable, inventories, and long-lived assets. They base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         The Company and Nexus believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the financial statements:

      o Nexus maintains allowances for uncollectible accounts receivable for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

      o Nexus carries inventories at the lower of cost or estimated net realizable value. If actual market conditions are less favorable than those projected by management write-downs may be required.

      o Property and equipment owned by Nexus are depreciated and amortized, over their estimated useful lives. Useful lives are based on management's estimates over the period that such assets will generate revenue. Future adverse changes in market conditions or poor operating results of underlying capital investments could result in losses or an inability to recover the carrying value of such assets, thereby possibly requiring an impairment charge in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk represents the risk of changes in value of a financial instrument, derivative or non-derivative, caused by fluctuations in interest rates, foreign exchange rates and equity prices. The Company has no financial instruments that give it exposure to foreign exchange rates or equity prices.

RESULTS OF OPERATIONS

         Sagamore Holdings had no on-going operations prior to October 4, 2004, the effective date for the acquisition of the assets of Nexus. Accordingly, the discussion of the results of operations set forth below relates to the results of Nexus for the two fiscal years ended June 30, 2004 and June 30, 2003 and the quarter from July 1, 2004 through October 3, 2004.

         The level of orders from our major customers primarily affects the results of operations for our company. From the inception of the customers' orders, changes may be instituted due to circumstances affecting our customer's business such as variation in demand for their products, changes within our customer's manufacturing strategies, competitive conditions, inventory imbalance and general economic conditions. Those changes instituted by our customers have had significant effects on our results of operations in the past. One of our major customers in the telecommunications market historically has experienced cyclical slow downs, which also adversely affects our business.

FINANCIAL RESULTS: PERIOD FROM JULY 1, 2004 THROUGH OCTOBER 3, 2004

         Net Sales:

         Net sales were $6,037,240 during this period. Nexus experienced softening sales versus the stronger business climate experienced in its fiscal year ended June 30, 2004. Sales to our two largest customers amounted to $3,971,571 million, or 65%, of net sales in this period, compared to 72% in Fiscal 2004. Management expects that sales will continue to soften in at least the next two quarters due to the economic slow-down in the telecommunications market.

         Gross Profit:

         Gross profit decreased to 7.5% during the period, as compared to 11.7% in Fiscal 2004. The decrease was primarily due to an increased competitive climate, and an increase in manufacturing overhead, which is a component of costs of sales, and was 28.5% of sales during the period versus 24.8% of sales in the fiscal year ended June 30, 2004. In Fiscal 2004, Nexus increased and improved its engineering, technical and purchasing staff in order to service and support new business it was expecting. However, Nexus has not been able to realize the sales growth it expected due to the market slow down, and added competition.

         Selling, General and Administrative Expenses:

         Selling, general and administrative expenses were $381,167 or 6.3% of net sales for the period, versus 6.0% of sales in Fiscal 2004. Salaries and employee benefits are the predominant components of these expenses, and increased as a percent of sales due to salary increases and higher employee benefit costs.

         Interest:

         Interest expense consists mainly of amounts attributable to obligations due to Nexus' former parent who provided all of the working capital for its business. Interest expense increased during this period primarily due to a higher average of outstanding balances due to Nexus' former parent. These obligations bear interest at prime and increased due to a higher level of working capital that the Company carried. Average interest rates were also higher during the period due to increases in the prime rate. Nexus also incurred $93,600 of costs in connection with initiating a new credit facility in anticipation of the acquisition, and these costs were charged to interest expense, as the credit facility was in default.

         FINANCIAL RESULTS: COMPARATIVE FISCAL YEAR 2004 VS. FISCAL YEAR 2003 OF NEXUS

         Net Sales:

         Net sales increased $7,075,000,  or 46%, to $22,430,000 in Fiscal 2004,
from $15,354,812 in Fiscal 2003. The increase in net sales was attributable to significant volume increases across our entire existing customer base, as well as new customers developed over the past year. Sales to the two largest customers amounted to $16,005,198, or 72% of net sales in Fiscal 2004, compared to 67% to the two largest customers in Fiscal 2003. There were no significant price changes during the year. New customers, particularly in the defense industry, contributed $0.5 million, or 2% in net sales. The increase in sales was primarily due to the improved economic environment in the telecommunication, semi-conductor capital equipment and instrumentation industries.

         Gross Profit:

         Gross profit improved by $1,982,000 to $2,618,538, or 11.7% of net sales, from $636,849, or 4.1% in 2003.

         The improvement in the gross profit percent was due to a higher margin sales mix, and the benefits of higher sales leverage on fixed manufacturing cost, and cost reduction initiatives.

         During Fiscal 2004, Nexus had an increase of its manufacturing services sales (manufacturing and assembling using customer owned materials) which has a higher margin.

         Nexus realized benefits from reduction of non-value added costs, which initiatives began in the prior year. Manufacturing overhead costs as a percentage of net sales decreased to 23% in Fiscal 2004 from 27% in Fiscal 2003 as a result of these reductions and the incremental increase in sales. Over the year, Nexus added three employees in the engineering, technical and purchasing departments to support new customers and higher sales, which together with higher salary costs, partially offset some of the cost reductions mentioned above.

         Selling, General and Administrative Expenses:

         Selling, general and administrative expenses increased $173,000 or 14.9% from $1,166,215 in Fiscal 2003 to $1,340,073 in Fiscal 2004, but decreased as a percent of sales from 7.6% to 6.0%.

         The increase in selling, general and administrative expenses were primarily attributable to increases in commissions paid due to higher sales and compensation increases paid to administrative employees in the second half of Fiscal 2004 after a reduction and a freeze in the previous year. In an effort to target other markets, manufacturing representatives were also contracted. The reduction as a percent of sales was due to the benefit of higher sales volume, partially offset by the increases discussed above. Due to the addition of manufacturing representatives, commission expense was approximately double as a percent of sales, as it went to 0.4% from 0.2% in Fiscal 2003.

         Interest:

         Interest expense was relatively flat in Fiscal 2004 versus Fiscal 2003, with interest expense of $408,172 and $409,350 in these years, respectively. This reflects higher interest expense incurred on obligations due Nexus' former parent, offset by reductions in interest expense incurred on increasingly lower capital lease and note payable obligations.

LIQUIDITY AND CAPITAL RESOURCES

         On September 15, 2004, the Company sold 6,000,000 shares of Series A Convertible Preferred Stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus. On September 20, 2004, the Company purchased substantially all of the assets of Nexus for $12,000,000, of which $9,250,000 was paid in cash at closing on

September 20, 2004. $2,750,000 was paid in the form of a five year promissory note, bearing interest at the lesser of a specified prime rate or 7%. Interest on this note is payable quarterly from December 1, 2004 until September 1, 2009. The principal payments under the promissory note are due on the following dates:
$500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009.

         The acquisition of the assets of Nexus is being accounted for as a purchase as if it were effectively completed on October 4, 2004, and the consolidated financial statements of the Company have been prepared to show the Company's financial position and results of operations prior to the acquisition. Accordingly, as of October 3, 2004, the Company recorded the $5,250,000 received from the issuance of the Series A Preferred Stock on its consolidated balance sheet as a restricted noncurrent asset.

         The aggregate consideration to be paid by the Company for the acquisition of Nexus Custom Electronics, Inc. is subject to further adjustments as explained below:

      1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus is different than $7,331,000.

      2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years limited to total payments of $1,000,000.

         As of October 3, 2004, Nexus did not meet certain covenants under its credit facility agreement and, accordingly, it was in default. Unless Nexus receives a waiver from the lender, and there can be no assurances that Nexus will obtain a waiver, the Company's operating results and cash flows subsequent to October 3, 2004 may not be adequate to enable it to pay the obligations that are currently due. Such matters raise substantial doubt about the ability of Nexus and the Company to continue as going concerns. The consolidated financial statements of the Company and the financial statements of Nexus included herein do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

PERIOD FROM JULY 1, 2004 THROUGH OCTOBER 3, 2004


         Nexus' operating activities utilized cash of $357,431. This was primarily related to reductions in accounts receivable, inventories and a net loss offset by depreciation and amortization and the writeoff of deferred financing costs.

         Nexus' investing activities utilized cash of $4,285,806. This was primarily related to the cash held being held for the acquisition on October 4, 2004.

         Nexus' financing activities generated net cash of $4,386,948. This primarily related to the proceeds recovered from a term loan and the revolving line of credit for the acquisition.

FISCAL YEAR ENDED JUNE 30, 2004 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2003

         Nexus' operating activities generated cash of $187,946 for the fiscal year ended June 30, 2004, as compared to $1,615,886 for the fiscal year ended June 30, 2003. The decrease is primarily related to the reductions in accounts receivable and inventories in 2004 offset by net income of $538,293 in 2004.

         Nexus' investing activities utilized net cash of $300,909 for the fiscal year ended June 30, 2004, as compared to $113,193 for the fiscal year ended June 30, 2003. Investing activities consist of purchases of property and equipment.

         Nexus' financing activities generated cash of $339,326 during the fiscal year ended June 30, 2004, as compared to net cash utilized of $1,413,259. Financing activities consist of advances from and prepayments to its former parent and payments of notes payable and capital lease obligations.

         We have raised funds through the issuance of shares of Sagamore Holdings' Series A Convertible Preferred Stock, and secured borrowings. In September 2004, Sagamore Holdings entered into an Investment Agreement with Cornell Capital Partners whereby Sagamore Holdings issued 6,000,000 shares of Sagamore Holdings' Series A Convertible Preferred Stock to Cornell Capital Partners and received net proceeds of $5,250,000, which was used to purchase substantially all of the assets of Nexus Custom.

         Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. The Company used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. As of October 3, 2004, Nexus did not meet certain covenants under its credit facility and, accordingly, it was in default.

         On September 15, 2004, Sagamore Holdings entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP for the sale of up to $30,000,000 of Sagamore Holdings' common stock. The commitment to purchase shares of common stock is subject to the effectiveness, and continued effectiveness of a registration statement registering the resale of the common stock. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $30.0 million. The amount of each advance is subject to a maximum advance amount of $500,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Sagamore Holdings 98% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, on September 17, 2004, Cornell Capital Partners received a one-time commitment fee in the form of 1,750,000 shares of Sagamore Holdings' common stock. Prior to the Standby Equity Distribution Agreement becoming available, Sagamore Holdings must establish a public market for its common stock on the Over-the-Counter Bulletin Board. Sagamore Holdings intends to apply for listing on the Over-the-Counter Bulletin Board, however, no assurance can be given that such listing will occur, or that Sagamore Holdings will be able to request advances under the Standby Equity Distribution Agreement.

         We are not aware of any material trend, event or capital commitment, which would potentially adversely affect our liquidity.

         From time to time, Sagamore Holdings may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Sagamore Holdings' future capital requirements will depend on many factors, including the results of future operations.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123(R) (revised
2004), "Share-Based Payment", which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after December 15, 2005. The new standard will require us to expense employee stock options and other share-based payments. The FASB believes the use of a binomial lattice model for option valuation is capable of more fully reflecting certain characteristics of employee share options compared to the Black-Scholes options pricing model. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We are currently evaluating how we will adopt the standard and evaluating the effect that the adoption of SFAS No. 123(R) will have on our financial position and results of operations.

         In November 2004, the FASB issued SFAS No.151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS No. 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on our financial position and results of operations.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29." The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in APB Opinion No. 29, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on our financial position and results of operations.

                                  OUR BUSINESS

GENERAL

         Nexus, our wholly owned subsidiary, provides contract manufacturing services to industrial original equipment manufacturers ("OEMs") customers. Our subsidiary's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries. Sales from our business are recognized at the time products are shipped to customers and may vary depending on the time of customers' orders, product mix and availability of component parts. Substantially all of our business is performed on a turnkey basis, which involves the procurement of specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both conventional pin-through-hole interconnection technology, as well as advanced surface mount technology. Pin-through-hole interconnection technology is a method of assembling printed circuit boards in which component leads are inserted and soldered into plated holes in the board. Surface mount technology is a method of assembling printed circuit boards in which components are fixed directly to the surface of the board, rather than being inserted into holes. The gross profit margin for such materials is generally lower than the gross profit associated with the manufacturing process and other value-added services.

         We do not typically enter into long-term purchase orders or commitments from our customers. Instead we work with our customers to develop forecasts for future orders which are not binding. Customers may cancel their orders, change their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Cancellations, reductions or delays by a significant customer or by a group of customers could have an adverse effect on us. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can adversely affect our gross margins and operating income.

OPERATIONS

         We conduct our contract manufacturing operations through our wholly owned subsidiary Nexus, at two locations. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont. The second location is an approximately 30,000 square foot facility located in Woburn. Nexus provides turnkey contract manufacturing services to OEM customers, which includes procurement of customer specified components and raw materials from our network of suppliers and other suppliers, assembly of components on printed circuit boards and post-assembly testing. OEMs then incorporate the printed circuit boards into finished products. In assembling printed circuit boards, Nexus is capable of employing both pin-through-hole and surface mount technology. Pin-through-hole interconnection technology is a method of assembling printed circuit boards in which component leads are inserted and soldered into plated holes in the board. Surface mount technology is a method of assembling printed circuit boards in which components are fixed directly to the surface of the board, rather than being inserted into holes. The surface mount technology process allows for more miniaturization, cost savings and shorter lease paths between components (which results in greater signal speed).

         Nexus provides electronics manufacturing services to the communications, aviation, computer, medical devices and instrumentation industries and serves the continental United States, with its concentrated market in the eastern region of the United States. Nexus' Vermont manufacturing facility has earned ISO 9002 certification by the Geneva-based organization dedicated to the development of worldwide standards for quality management guidelines and quality assurance. Management believes sophisticated customers increasingly are requiring their manufacturers to be ISO 9002-certified for purposes of quality assurance.

MANUFACTURING OF ELECTRONIC ASSEMBLIES

         Printed Circuit Board Assembly. Printed circuit boards are platforms on which integrated circuits and other electronic components are mounted. Semiconductor designs are complex and often require printed circuit boards with many layers of narrow, densely-spaced wiring. Rapid technological advances have occurred in the electronics industry in recent years that have increased the speed and performance of components, while reducing their size. These technological advances have caused printed circuit boards to become smaller with components more densely attached to the board requiring increasingly advanced surface mount manufacturing technologies, in addition to traditional surface mount and pin through-hole technology.

         In pin-through-hole production, components are attached by pins, also called leads, inserted through and soldered to plated holes in the printed circuit board. In traditional surface mount technology production, the leads on integrated circuits and other electronic components are soldered to the surface of the printed circuit board rather than inserted into holes. Surface mount technologies can accommodate a substantially higher number of leads in a given area than pin-through-hole production. As a result, surface mount technologies allow the printed circuit board to interconnect a greater density of integrated circuits. This density permits tighter component spacing and a reduction in the printed circuit board dimensions. Additionally, surface mount technologies allow components to be placed on both sides of the printed circuit board to permit even greater density. The substantially finer lead-to- lead spacing in surface mount technologies requires a manufacturing process far more exacting than the pin-through-hole interconnect products. An advanced surface mount technology called micro ball grid array allows for even greater densities than traditional surface mount technology. The ball grid array assembly process uses small balls of solder, instead of leads that could bend and break, located directly underneath the part, to interconnect the component and circuit board. Because of their high number of leads, most complex or very large-scale integrated circuits are configured for surface mount technologies production.

         We employ advanced surface mount technologies, in our printed circuit board assembly operations in addition to traditional surface mount technologies. We also continue to support pin-through-hole technology and related semi-automated and manual placement processes for existing and new applications that require these technologies.

         We focus on low to moderate volume manufacturing of highly complex printed circuit board assemblies. We manufacture these complex assemblies on a batch basis and have developed expertise in quickly changing equipment set-up and manufacturing capabilities in order to respond to our customers' changing needs. We believe this capability provides our customers with optimal flexibility in product design, while allowing for rapid turnaround of new or highly complex but lower volume products.

OUR CUSTOMERS AND MARKETS

         We serve a wide range of customers from emerging growth companies to established multinational corporations in a variety of markets. The timing and level of orders from our customers varies substantially from period to period. The historic level of net sales we have received from a specific customer in one particular period is not necessarily indicative of net sales we may receive from that customer in any future period. While we focus on maintaining long term relationships with our customers, for various reasons, including consolidation in our customers' industries, we have in the past and will continue in the future to terminate or lose relationships with customers. Customers may also significantly reduce the level of business they do with us or delay the volume of manufacturing services they order from us. Significant or numerous terminations, reductions or delays in our customers' orders could negatively impact our operating results in future quarters. We continue to focus on expanding and diversifying our customer base to reduce dependence on any individual customer or market.

         In many cases, our customers utilize more than one contract manufacturing provider across their product lines. Our goal is to be the primary contract manufacturing provider for our customers. We seek to manufacture the high-value, leading-edge products of our customers and target OEMs that require moderate volume production. Our low-to-medium volume, low cost facilities enable us to offer our customers a broad range of volume production and cost alternatives. We believe that we are advantageously positioned to be selected to provide manufacturing and value-added services for our customers' new product offerings due to our:

      o close interaction with the design engineering personnel of our customers at the product development stage;

      o     prototype production experience;

      o advanced manufacturing and engineering capabilities, such as radio frequency capabilities; and

      o     established and dependable materials pipeline.

            We generally warrant that our products will be free from defects in workmanship for twelve months. We also pass on to our customers any warranties provided by component manufacturers and material suppliers to the extent permitted under our arrangements with these parties. Our warranty provides that during the warranty period we will take action to repair or replace failed products. We test substantially all of our assemblies prior to shipment. In addition, our customers generally test or have tested final products on a sample basis prior to deployment in the field. Our warranty costs have not been material to date.

SALES AND MARKETING

         We believe we have developed valuable long-term customer relationships and an in-depth understanding of our customers' needs and purchasing patterns. Our sales personnel are trained to identify our customers' requirements and to actively market our entire product line to satisfy those needs. We serve a broad range of customers in the computer, computer-related, telecommunications, data transmission, defense, aerospace, medical equipment and other industries.

         Sales are made throughout the North America. Sales are made primarily through personal visits by our employees and by a staff of trained telephone sales personnel who answer inquiries and receive and process orders from customers.

OUR SUPPLIERS

          Our OEM customers need us to:

      o assure the short and long term supply of materials and components to manufacture their products;

      o     negotiate low prices for these materials;

      o     secure high quality and reliable materials;

      o     assure the on-time delivery of these materials; and

      o provide them with the flexibility to change their production requirements on short notice.

         To compete effectively in this business environment, we have developed a materials procurement strategy whereby we maintain strong, long-term relationships with a limited number of suppliers who conform to our high standards. We seek to work with suppliers that consistently deliver the best technology and quality materials at low total cost on short and flexible lead times. We consistently evaluate all of our suppliers' performances and provide them with suggestions for improving our relationships. When we do business with a supplier at our customer's direction, we closely monitor the supplier's performance and work with both the supplier and the customer to improve the supplier's performance when necessary. We believe this strategy enables us to provide optimal flexibility to our OEM customers and enables us to better satisfy their EMS needs.

         Our team of materials acquisition professionals is responsible for all materials procurement and planning. We have a strategic purchasing group that develops our worldwide materials and commodity procurement strategy. We have adopted a more direct supplier model that targets select high quality suppliers from a more distributor-oriented procurement model. This strategic group is responsible for understanding the needs of our customers and the commodity supply market, evaluating the overall quality of suppliers and negotiating and executing low cost commodity supply contracts with preferred suppliers. We also have a group that focuses on the day-to-day tactical execution of our materials procurement process to attempt to insure that material or component costs or shortages do not prevent us from providing optimal services to our customers. This group is responsible for proactively managing inventory programs, evaluating day-to-day supplier performance and coordinating customer plan production changes.

         We typically procure components when a purchase order or forecast is received from a customer. Due to our utilization of just-in-time inventory techniques, the timely availability of many components depends on our ability to both develop accurate forecasts of customer requirements and manage our materials supply chain. Given our direct component procurement strategy with quality suppliers, we rely on a single or limited number of suppliers for many proprietary and other components used in our assembly process. Although we have strong relationships with high quality suppliers, we do not have any long-term supply agreements, except with Jaco, as described below. Shortages of materials and components have occurred from time to time and will likely occur in the future despite our development of select long-term supplier relationships. We believe our direct procurement strategy and the division of responsibility within our materials procurement team enable us to better manage our supply chain in order to reduce the occurrence and minimize the effect on our customers of materials or component shortages.

         Nexus entered into a five-year Supply Agreement with Jaco Electronics, Inc., on September 20, 2004. Pursuant to the Supply Agreement, Jaco provides electronic components to Nexus for use in its manufacturing operations. Under the Supply Agreement, Nexus must purchase at least 15% if the dollar amount of its annual purchases of electronic components that are included in Jaco's line card and are compatible with Nexus' needs. However, Nexus may submit requests for proposals to other suppliers as it may choose. If Jaco's proposal contains the lowest price, then Nexus must purchase its components from Jaco. For the year 2003, 2004 and to date through 2005, Nexus purchased components totaling $361,106.08, $845,241.93 and $186,502.34, respectively.

COMPETITION

         The electronics contract manufacturing industry is highly fragmented and is characterized by relatively high levels of volatility, competition and pricing and margin pressure. Many large contract manufacturers operate high-volume facilities and primarily focus on high-volume product runs. In contrast, certain contract manufacturers, such as Nexus, focus on low-to-medium volume and service-intensive products.

         We compete against numerous providers with global operations, including Benchmark Electronics, Celestica, Flextronics, Jabil Circuit, Plexus, Sanmina, SCI and Solectron. We also face competition from a number of EMS providers that operate on a local or regional basis. In addition, current and prospective customers continually evaluate the merits of manufacturing products internally. Consolidation in the EMS industry results in a continually changing competitive landscape. The consolidation trend in the industry also results in larger and more geographically diverse competitors who have significant combined resources with which to compete against us.

         We believe that the principal competitive factors in the segments of the electronics contract manufacturing industry in which we operate are:

      o     geographic location and coverage;

      o     flexibility in adapting to customers' needs;

      o     manufacturing capability;

      o     price;

      o     service;

      o     technology;

      o     quality;

      o     reliability; and

      o     timeliness in delivering finished products.

         We believe that we have developed a particular strength relative to some of our major competitors in the manufacturing of complex, low-to-moderate volume, leading-edge products. Competition from existing or potential competitors could result in reduced prices, margins and market share which would significantly and negatively impact our operating results.

GOVERNMENTAL REGULATION

         Nexus is subject to certain federal, state and local regulatory requirements relating to environmental compliance and site cleanups, waste management and health and safety matters. In particular, we are subject to regulations promulgated by:

      o the Occupational Safety and Health Administration pertaining to health and safety in the workplace;

      o the Environmental Protection Agency pertaining to the use, storage, discharge and disposal of hazardous chemicals used in the manufacturing processes; and

      o     corresponding state agencies.

EMPLOYEES

         At February 14, 2005, we had a total of 154 employees. Of our total, 13 were engaged in administration, 21 were managerial and supervisory employees, 2 was in sales and 118 performed warehouse, manufacturing and clerical functions.

         There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

DESCRIPTION OF PROPERTY

            Currently our corporate headquarters are located at 33 Wood Avenue South, Suite 600, Iselin, New Jersey 08830. Our corporate headquarters occupies about 117 square feet pursuant to a one-year lease, which can be terminated upon 60 days prior notice and expires on February 1, 2006. The lease for these facilities is $1,100 per month.

            We operate at two locations through our wholly owned subsidiary, Nexus. The first location is an approximately 32,000 square foot facility located in Brandon, Vermont, which is used for manufacturing, storage and office space. The second location is an approximately 30,000 square foot facility located in Woburn, Massachusetts, which is used for manufacturing.

         Our Massachusetts facility's address is 317 New Boston Street, 2nd Floor Woburn, Massachusetts 01801 This property is leased and has a base rent of $15,736 per month. This lease expires on July 31, 2005. Our Vermont facility's address is 402 Prospect Street, Brandon Vermont, 05733. This property is owned and occupied by Nexus and is fully encumbered by a first security interest, in the amount of $5,000,000, held by Comerica Bank on all property Nexus now or later owns or has an interest in.

         We believe that our present facilities will be adequate to meet our needs for the foreseeable future.

LEGAL PROCEEDINGS

            None.

                                   MANAGEMENT

         Our executive officers and directors are as follows:

NAME AND ADDRESS                      AGE              POSITION

Joseph W. Donohue, Jr.                45               Chairman of the Board

Robert P. Farrell                     48               Chief Executive Officer and Director of Sagamore Holdings

Daniel Shea                           50               President of Nexus Custom Electronics Corp. and Acting Chief
                                                       Financial Officer of Sagamore Holdings

         Below are biographies of our executive officers and directors:

         JOSEPH W DONOHUE, JR., CHAIRMAN OF THE BOARD OF SAGAMORE HOLDINGS, INC. AND CHAIRMAN OF THE BOARD OF NEXUS CUSTOM ELECTRONICS CORP.

         Mr. Donohue has been the Company's Chairman of the Board since its inception in 2004. Mr. Donohue has worked in the securities industry since 1979. Mr. Donohue holds a B.S. in business management with a minor in economics from St. Francis College. Throughout his career on Wall Street, he has been involved in a broad range of the securities industry activities, from retail and institutional sales, to arranging equity and debt financings with a specialization in micro-cap and small-cap companies. From January of 1998 Mr. Donohue structured private placement transactions in the Regulation D market for The May Davis Group in New York. In January of 2001 he co-founded Cornell Capital Partners, LP a private investment fund with assets of approximately $185,000,000. His primary responsibility focused on the analysis of publicly traded small capitalization companies as potential investments for the fund. In November of 2003, Mr. Donohue left Cornell Capital Partners to form Sagamore Holdings, Inc. where he now serves as Chairman of the Board. His current focus includes identifying, analyzing and consummating acquisitions in the electronic manufacturing sector with the purpose of enhancing shareholder value.

         ROBERT FARRELL, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF SAGAMORE HOLDINGS, INC. AND CHIEF EXECUTIVE OFFICER OF NEXUS CUSTOM ELECTRONICS CORP.

         Mr. Donohue has been the Company's Chief Executive Officer and a director of the Company since its inception in 2004. Mr. Farrell is a graduate of the University of New Hampshire with a B.S. in business administration. Mr. Farrell worked in the securities industry for 18 years, creating alternative investment strategies and managing assets for high net worth individuals. From November of 1999 he structured private placement transactions in the Regulation D market for The May Davis Group in New York. In January of 2001 he co-founded Cornell Capital Partners, LP a private investment fund with assets of approximately $185,000,000. His primary responsibilities focused on both the analysis of publicly traded small capitalization companies as potential investments for the fund as well as handling investor relations. In November of 2003, Mr. Farrell left Cornell Capital Partners to form Sagamore Holdings, Inc. where he now serves as Chief Executive Officer and Director. His current focus includes identifying, analyzing and consummating acquisitions in the electronic manufacturing sector for the purpose of enhancing shareholder value.

         DANIEL SHEA, PRESIDENT OF NEXUS CUSTOM ELECTRONICS CORP. AND ACTING CHIEF FINANCIAL OFFICER OF SAGAMORE HOLDINGS

         Mr. Shea has been Nexus' President since its inception in 2004. . Mr. Shea is a graduate of the University of Hartford with a B.S. in Engineering. Mr. Shea served as President of Nexus Custom Electronics, Inc., since January 2003, prior to its acquisitions and was employed by Nexus Custom Electronics, Inc. for 17 years prior to becoming its President. Mr. Shea has been the Acting Chief Financial Officer of Sagamore Holdings since January 2005. Mr. Shea served as Nexus Custom Electronics' Operations Manager from July 1995 to January 2003. Mr. Shea served as Engineering Manager of Nexus Custom Electronics from November 1989 to July 1995. Prior to joining Nexus, Mr. Shea held various engineering positions in the field of Electronics.

         There are no family relationships among directors, executive officers or persons nominated to become directors of executive officers.

TERM OF OFFICE

         All of our directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers are elected by the board of directors at the first board of directors' meeting after each annual meeting of shareholders and hold office until their death, until they resign or until they have been removed from office.

DIRECTOR COMPENSATION

         Directors received no type of compensation from our Company for serving as such. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

COMMITTEES

         The entire Board of Directors of Sagamore Holdings administers our 2004 Stock Incentive Plan. Sagamore Holdings' Board of Directors serves as the audit committee. The Board of Directors does not have a "financial expert" due to the lack of capital needed to attract a qualified expert.

CODE OF ETHICS

         On February 3, 2005, the Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following summary compensation table shows certain compensation information for services rendered in all capacities for the fiscal year 2004. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

                                   ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                          ---------------------------------------------   --------------------------------------------
                                                                    RESTRICTED
                                                OTHER               STOCK
 NAME &                                         ACCRUED             AWARDS IN                 LTIP        ALL OTHER
PRINCIPAL POSITION        SALARY       BONUS    COMPENSATION        US$        OPTIONS/SARS   PAYOUTS     COMPENSATION
-------------------     ------------  ------  --------------      ------------ ------------   -------     ------------
Joseph W. Donohue,
Jr. Chairman of the
Board of Sagamore
Holdings                $150,000*(1)      --             --         $0(2)                --          --          --
Robert P. Farrell,
Chief Executive
Officer and Director
of Sagamore Holdings    $150,000*(1)      --             --         $0(2)                --          --          --
Daniel Shea,
President of Nexus
and Acting Chief
Financial Officer of
Sagamore Holdings        $137,500*        --             --           --          2,500,000          --          --

------------

* Represents yearly salary.

(1) Deferred until sufficient working capital.

(2) Each of Messrs Donohue and Farrell received 44,125,000 shares of common stock and 5,000,000 shares of Series B Convertible Preferred Stock. The shares had a nil value at issuance based on the liquidation preference of the Series A Convertible Preferred Stock.

EMPLOYMENT AGREEMENT

         Effective September 20, 2004, Nexus and Daniel Shea entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Nexus with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Shea's annual base salary is $137,500. Mr. Shea shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors. In addition, effective September 17, 2004, Sagamore Holdings and Mr. Shea entered into a Stock Option Agreement, whereby Mr. Shea was granted an option to purchase 2,500,000 shares of common stock of Sagamore Holdings at a price of $0.001 per share for a period of five years. Under his employment agreement, Daniel Shea is to be issued options equal to 2.5% of the outstanding common stock for each of the next two years.

         In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Joseph W. Donohue, Jr. entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Donohue's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Donohue shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.

         In connection with the acquisition of Nexus Custom Electronics, Inc., Nexus and Robert P. Farrell entered into a three year employment agreement. This agreement will be automatically extended for one-year periods unless terminated by Sagamore Holdings with 90 days prior written notice before the end of the initial three-year term or any subsequent one-year term. Mr. Farrell's annual base salary is $150,000, which shall accrue and be payable in the event Sagamore Holdings has sufficient working capital. Mr. Farrell shall receive an annual monetary bonus, if any, as determined in the sole discretion of the Board of Directors.

OPTIONS

         On September 17, 2004, Sagamore Holdings adopted a Stock Incentive Plan. The total number of shares initially authorized to be issued upon exercise of Options issued under the Plan is 15,000,000 shares of common stock of Sagamore Holdings. The President of Nexus, Daniel Shea, is currently the only optionholder. Daniel Shea has a five-year option to purchase up to 2,500,000 shares of common stock, at an option price of $0.001, assuming the options are not terminated in accordance with the provisions of the Stock Incentive Plan. Under his employment agreement, Daniel Shea is to be issued options equal to 2.5% of the outstanding common stock for each of the next two years. Participants in the Plan shall be such key employees, consultants, and non-employee directors of Sagamore Holdings and its Subsidiaries. If the Committee grants Options to purchase common stock of Sagamore Holdings and the Plan Participants exercise their right to purchase, then the total percentage of common stock ownership of Sagamore Holdings represented by the previously issued and outstanding shares of common stock of Sagamore Holdings would be diluted and the market value of a share of common stock of Sagamore Holdings may fall. If the Participants exercise their right to sell those shares, the market value of a share of common stock of Sagamore Holdings may fall.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN

         The following table sets forth the securities that have been authorized under equity compensation plans as of October 3, 2004.

                                                                                                       NUMBER
                                                                                                    OF SECURITIES
                                                                                                     REMAINING
                                                                                                     AVAILABLE
                                                                  NUMBER                              FOR FUTURE
                                                              OF SECURITIES                           ISSUANCE
                                                               TO BE ISSUED      WEIGHTED-AVERAGE    UNDER EQUITY
                                                              UPON EXERCISE     EXERCISE PRICE    COMPENSATION PLANS
                                                              OF OUTSTANDING     OF OUTSTANDING       (EXCLUDING
                                                                OPTIONS,           OPTIONS,          SECURITIES
                                                               WARRANTS AND       WARRANTS AND         REFLECTED
                                                                   RIGHTS           RIGHTS         IN COLUMN (A))
                                                                    (A)               (B)                (C)
Equity compensation plans approved by security holders            2,500,000           $0.001           12,500,000
Equity compensation plans not approved by security holders                0               $0                    0
                                                                          -               --                    =
TOTAL                                                             2,500,000           $0.001           12,500,000
                                                                  =========           ======           ==========

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as described above, none of our officers or directors, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any promoter, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our shares of common stock on February 14, 2005 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and
(iv) by all of our directors and executive officers as a group. The business address of each of the following persons is 3300 Wood Avenue South, Suite 600, Iselin, New Jersey 08830, unless otherwise indicated. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as indicated in related footnotes.

                                                                                                 STOCK
                                                                                          BENEFICIALLY OWNED
                                                                                    ---------------------------------
        NAME/ADDRESS                          TITLE OF CLASS                         AMOUNT          PERCENTAGE(1)
        -----------------------------         -------------------------------       ------------     ----------------
        Cornell Capital Partners, LP
        101 Hudson Street -Suite 3700
        Jersey City, New Jersey 07302         Common                                 1,750,000                 1.723%
                                              Series A Convertible Preferred
                                              Stock                                  6,000,000(2)                100%

        Yorkville Asset Management, LLC
        101 Hudson Street -Suite 3700
        Jersey City, New Jersey 07302(3)      Common                                 2,500,000                  2.46%

        Celerity Systems, Inc.
        122 Perimeter Park Drive
        Knoxville, Tennessee 37299            Common                                 7,500,000                 7.386%

        Joseph W. Donohue, Jr. (4)            Common                                44,125,000                 43.45%
                                              Series B Convertible Preferred
                                              Stock                                  5,000,000                 50%(4)

        Robert P. Farrell (4)                 Common                                44,125,000                 43.45%
                                              Series B Convertible Preferred
                                              Stock                                  5,000,000                 50%(4)

        Daniel Shea (4)                       Common                                 2,510,000                   2.4%

        DIRECTORS AND OFFICERS AS A GROUP                                           90,760,000                  89.3%
                                                                                    ==========                 ======

---------------

(1) Applicable percentage of ownership is based on 101,540,000 shares of common stock outstanding as of February 14, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 14, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 14, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliated are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) The conversion of the 6,000,000 shares of Series A Convertible Preferred Stock owned by Cornel Capital Partners, taking into consideration the 4.99% ownership limitation and the 1,750,000 shares of common stock already owned by Cornell Capital Partners would equal 5,241,049.

(3) Yorkville is an entity under common control with Cornell Capital and its shares may be aggregated with Cornell Capital's for purposes of determining beneficial ownership.

(4) The 5,000,000 shares of Series B Convertible Preferred Stock owned by this Stockholder are not convertible at this time, as the holders of the Series B Preferred Stock collectively hold more than 51% of the Common Stock.

(5) Includes 2,500,000 shares of common stock underlying options and 10,000 shares of common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

        Pursuant to Sagamore Holdings' Articles of Incorporation, as amended, we are authorized to issue 2,100,000,000 shares of stock, of which 2,000,000,000 shares are designated as common stock, $0.001 par value per share, and 100,000,000 shares are designated Preferred Stock. Of the Preferred Stock, 6,000,000 shares are designated Series A Convertible Preferred Stock, $0.001 par value per share, and 10,000,000 shares are designated Series B Convertible Preferred Stock, no par value. As of the date hereof, 101,540,000 shares of common stock are outstanding, 6,000,000 shares of Series A Convertible Preferred Stock are outstanding and 10,000,000 shares of Series B Convertible Preferred Stock are outstanding. The Board of Directors may issue additional shares of common stock or Preferred Stock in one or more series, with such voting powers, designation, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

COMMON STOCK

        Each holder of our common stock is entitled to one vote for each share held of record. Holders of our common stock have no conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to receive our net assets pro rata with the holders of the Series B Convertible Preferred Stock, after the holders of the Series A Convertible Preferred Stock receive their liquidation preference. Each holder of common stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. As of the date hereof, Sagamore Holdings had 100,000,000 shares of common stock.

SERIES A CONVERTIBLE PREFERRED STOCK

         Each holder of our Series A Convertible Preferred Stock has the following rights and preferences:

         Dividends. Each share of Series A Convertible Preferred Stock accrues dividends at a rate of 5% per year. Such dividends are payable when and if declared by the board of directors. Dividends are payable in cash. The right to dividends is cumulative.

         Liquidation Preference. Each share of Series A Convertible Preferred Stock is entitled to receive prior and in preference to any Distribution of any assets to the holders of any class of common stock or any series of preferred stock an amount equal to $1.00 for each share outstanding, plus all declared and unpaid dividends thereon.

         Conversion. Each share of Series A Convertible Preferred Stock, at the option of the holder, is convertible into such number of common stock as determined by dividing (a) the sum of (i) the amount due to the holder upon liquidation, plus (ii) all accrued but unpaid dividends thereon, by (b) the "Conversion Price" then in effect. The Conversion Price shall be equal to either
(a) $1.00 per share (which shall be adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock, whichever is lower. A 4.99% beneficial ownership limitation limits conversion except if waived on 61% days notice.

         Redemption. After providing three days prior written notice, Sagamore Holdings has the right to redeem any outstanding shares of Series A Convertible Preferred Stock at an amount equal to 120% of the amount due to each holder upon liquidation, plus all declared and unpaid dividends thereon.

         Non-voting. The Series A Convertible Preferred Stock is non-voting.

         As of the date hereof, we had 6,000,000 shares of Series A Preferred Stock outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK

         Each holder of our Series B Convertible Preferred Stock has the following rights and preferences:

         Dividends. Each share of Series B Convertible Preferred Stock shall be entitled to receive dividends on a pro rata basis when and if dividends on the common stock are declared by the Board of Directors.

         No Liquidation Preference. Series B Convertible Preferred Stock has no liquidation preference.

         Conversion. Collectively, the shares of Series B Convertible Preferred Stock, at the option of the holder, are convertible into the lesser of: (i) 75,000,000 shares of common stock; or (ii) fifty-one percent of the outstanding shares of common stock after giving effect to the conversion of the Series B Convertible Preferred Stock.

         Redemption. Sagamore Holdings has no right to redeem the shares of the Series B Convertible Preferred Stock.

         Voting. The holders of the common stock and the Series B Convertible Preferred Stock vote together and not as a separate class. As a class, the holders of the Series B Convertible Preferred Stock shall, collectively, be entitled to cast fifty-one percent of the votes on all matters submitted to the stockholders of Sagamore Holdings for approval. If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Common and/or Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series or class.

TRANSFER AGENT

         The Company's transfer agent is Colonial Stock Transfer Company. Their address is 66 Exchange Place, Salt Lake City, Utah 84111. Their telephone number is: 801-355-5740.

        Our executive offices are located 3300 Wood Avenue South, Iselin, New Jersey 08830 and our telephone number is (732) 603-4967.

LIMITATION OF LIABILITY: INDEMNIFICATION

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors of Sagamore Holdings to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of Sagamore Holdings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sagamore Holdings pursuant to the foregoing, or otherwise, Sagamore Holdings has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         There are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of Sagamore Holdings by another company.

                                  LEGAL MATTERS

         The validity of the shares offered herein will be opined on for us by Kirkpatrick & Lockhart Nicholson Graham LLP, which has acted as our outside legal counsel in relation to certain, restricted tasks.

                                     EXPERTS

         The consolidated financial statements of Sagamore Holdings, Inc. and subsidiary as of October 3, 2004, and for the period from September 15, 2004 (date of capitalization) through October 3, 2004, included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated December 15, 2004, except as to Note 5 which is dated February 8, 2005, which is also included in this prospectus, and includes an explanatory paragraph relating to the ability of Sagamore Holdings, Inc. and subsidiary to continue as a going concern. The financial statements of Nexus Custom Electronics, Inc. as of October 3, 2004, and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, included in this prospectus, have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated December 15, 2004, which is also included in this prospectus and includes an explanatory paragraph relating to the ability of Nexus Custom Electronics, Inc. to continue as a going concern. Such financial statements have been included in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Sagamore Holdings has filed with the Securities and Exchange Commission the Registration Statement under the Exchange Act, with respect to the Sagamore Holdings common stock. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The Registration Statement and the exhibits thereto filed by Sagamore Holdings with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Sagamore Holdings is required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, Sagamore Holdings is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                                           FINANCIAL STATEMENTS

                                                                                                PAGE
SAGAMORE HOLDINGS, INC. AND SUBSIDIARY:

Report of Independent Registered Public Accounting Firm                                          F-2

Consolidated Balance Sheet - October 3, 2004                                                     F-3

Consolidated Statement of Operations - Period From September 15, 2004 (Date of
  Capitalization) through October 3, 2004                                                        F-4

Consolidated Statement of Stockholders' Equity - Period From September 15, 2004 (Date of
  Capitalization) through October 3, 2004                                                        F-5

Consolidated Statement of Cash Flows - Period From September 15, 2004 (Date of
  Capitalization) through October 3, 2004                                                        F-6

Notes to Consolidated Financial Statements                                                       F-7

NEXUS CUSTOM ELECTRONICS, INC.:

Report of Independent Registered Public Accounting Firm                                         F-11

Balance Sheet - October 3, 2004                                                                 F-12

Statements of Operations - Period From July 1, 2004 through October 3, 2004 and Years
  Ended June 30, 2004 and 2003                                                                  F-13

Statements of Stockholder's Deficiency - Period From July 1, 2004 through October 3, 2004
  and Years Ended June 30, 2004 and 2003                                                        F-14

Statements of Cash Flows - Period From July 1, 2004 through October 3, 2004 and Years
  Ended June 30, 2004 and 2003                                                                  F-15

Notes to Financial Statements                                                                   F-16

SAGAMORE HOLDINGS, INC. AND SUBSIDIARY - UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
  FINANCIAL INFORMATION:

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information                F-30

Unaudited Pro Forma Condensed Consolidated Balance Sheet -
October 3, 2004                                                                                 F-32

Notes to Unaudited Pro Forma Condensed Consolidated
Balance Sheet                                                                                   F-33

Unaudited Pro Forma Condensed Consolidated Statement of Operations - Period From July 1,
   2004 through October 3, 2004                                                                 F-34

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations - Period From
  July 1, 2004 through October 3, 2004                                                          F-35

Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended June 30,
  2004                                                                                          F-36

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations - Year Ended
  June 30, 2004                                                                                 F-37

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sagamore Holdings, Inc.

         We have audited the accompanying consolidated balance sheet of Sagamore Holdings, Inc. and Subsidiary as of October 3, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from September 15, 2004 (date of capitalization) through October 3, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sagamore Holdings, Inc. and Subsidiary as of October 3, 2004, and their results of operations and cash flows for the period from September 15, 2004 (date of capitalization) through October 3, 2004, in conformity with accounting principles generally accepted in the United States of America.

         The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 4, the Company acquired Nexus Custom Electronics, Inc. ("Nexus") on, effectively, October 4, 2004. Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and, accordingly, it was in default. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows subsequent to October 3, 2004 will not be adequate to enable it to pay the obligations that are currently due. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements referred to above do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Roseland, New Jersey
December 15, 2004, except for Note 5 which is dated February 8, 2005

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                 OCTOBER 3, 2004

                                     ASSETS
                                     ------

Noncurrent asset - cash held in escrow for acquisition                $5,250,000
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Liabilities                                                           $       --
                                                                      ----------

Commitments and contingencies

Stockholders' equity:
     Preferred stock, 100,000,000 shares authorized:
         Series A redeemable, convertible preferred stock, $.001
              par value; 6,000,000 shares issued and outstanding
              (liquidation preference $6,012,000)                          6,000
         Series B convertible preferred stock, no par value;
              10,000,000 shares issued and outstanding                        --
     Common stock, $.001 par value; 2,000,000,000 shares
         authorized; 100,000,000 shares issued and outstanding           100,000
     Additional paid-in capital                                        5,144,000
                                                                      ----------
                  Total stockholders' equity                           5,250,000
                                                                      ----------

                  Total                                               $5,250,000
                                                                      ==========

                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                             THROUGH OCTOBER 3, 2004

Net sales                                                            $        --

Expenses                                                                      --
                                                                     -----------

Net income (loss)                                                    $        --
                                                                     ===========

Income (loss) per common share - basic and diluted                   $        --
                                                                     ===========

Weighted average common shares outstanding                            98,421,053
                                                                     ===========

                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                             THROUGH OCTOBER 3, 2004

                                     Convertible Preferred Stock
                                     ---------------------------

                                  Series A                 Series B              Common Stock       Additional
                             ---------------------   ---------------------   ----------------------   Paid-In
                             Shares         Amount    Shares       Amount      Shares       Amount    Capital      Total
                             ---------      ------   ----------     ------   -----------   --------  ----------    ----------

Common stock issued for
  services                                                                    98,250,000   $ 98,250   $ (98,250)

Common stock issued in
  connection with
  obtaining standby
  equity distribution
  agreement                                                                    1,750,000      1,750      (1,750)

Series A preferred stock
  issued at $1 per
  share, net of expenses     6,000,000      $6,000                                                    5,244,000   $ 5,250,000

Series B preferred stock
  issued for  services                               10,000,000     $    -

Net income (loss)                                                                                                         -

                             ---------      ------   ----------     ------   -----------   --------  ----------    ----------
Balance, October 3, 2004     6,000,000      $6,000   10,000,000     $    -   100,000,000   $100,000  $5,144,000    $5,250,000
                             =========      ======   ==========     ======   ===========   ========  ==========    ==========

                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
             PERIOD FROM SEPTEMBER 15, 2004 (DATE OF CAPITALIZATION)
                             THROUGH OCTOBER 3, 2004

Operating activities - net income (loss)                            $        --

Investing activities - cash held in escrow for acquisition           (5,250,000)

Financing activities - proceeds from sale of Series A redeemable
     convertible preferred stock, net of expenses                     5,250,000
                                                                    -----------

Net increase (decrease) in cash and balance October 3, 2004         $        --
                                                                    ===========

                 See Notes to Consolidated Financial Statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION:

         Sagamore Holdings, Inc. (the "Company") was formed and incorporated in the State of Florida on August 30, 2004 to acquire substantially all of the net assets of Nexus Custom Electronics, Inc. ("Nexus"), a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco"), through its newly formed, wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"). On September 15, 2004, the Company sold 6,000,000 shares of Series A redeemable convertible preferred stock and received net proceeds of $5,250,000, after deducting expenses, with the proceeds restricted for use in the purchase of Nexus (see Notes 3 and 4).

         On September 20, 2004, the Company acquired, through NECI, substantially all of the net assets of Nexus for total consideration of $12,000,000, including $2,750,000 paid through the issuance of a 7% promissory note (see Note 4). However, the acquisition is being accounted for as a purchase as if it was effectively completed on October 4, 2004, and the accompanying consolidated financial statements have been prepared to show the Company's financial position and results of operations prior to the acquisition. Accordingly, as of October 3, 2004, the Company recorded the $5,250,000 received from the issuance of the Series A preferred stock on its consolidated balance sheet as a restricted noncurrent asset.

         Nexus did not meet certain covenants under its credit facility agreement as of October 3, 2004 and, accordingly, it was in default. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows subsequent to October 3, 2004 will not be adequate to enable it to pay the obligations that are currently due. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         In addition to seeking a waiver from the lender, the Company intends to file a registration statement with the Securities Exchange Commission which, when effective, will enable it to obtain additional capital under a stand by equity distribution agreement (see Note 3). However, there can be no assurances that the Company will be able to raise any additional capital under the agreement.

         On October 18, 2004, NECI's name was changed to Nexus Custom Electronics Corp.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION:

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

USE OF ESTIMATES:

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.

INCOME TAXES:

         The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE:

         The Company presents "basic" income (loss) per common share and, if applicable, "diluted" income per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic income (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted income per common share is similar to that of basic income per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares (such as those issuable upon the exercise of stock options and the conversion of preferred stock) were issued during the period.

         The rights of the Company's Series B preferred and common stockholders are substantially equivalent. The Company has included the 10,000,000 shares of Series B convertible preferred stock from the date of their issuance in the weighted average number of shares outstanding in the computation of basic income
(loss) per share for the period from September 15, 2004 (date of capitalization) through October 3, 2004 in accordance with the "two class" method of computing earnings (loss) per share set forth in SFAS 128.

         For the period from September 15, 2004 (date of capitalization) through October 3, 2004, the assumed effects of the exercise of 2,500,000 outstanding stock options and the conversion of 6,000,000 shares of Series A redeemable convertible preferred shares outstanding at October 3, 2004 were not material.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED):

STOCK-BASED COMPENSATION:

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB
25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," to provide pro forma disclosures of net income (loss) and income (loss) per share as if a fair value based method of accounting had been applied.

         Had compensation costs been determined in accordance with the minimum value method prescribed by SFAS 123 for all options issued to employees and amortized over the vesting period, the Company's net income (loss) and net income (loss) per common share (basic and diluted) would not have differed materially from the historical amounts for the period from September 15, 2004 (date of capitalization) through October 3, 2004.

         In accordance with the provisions of SFAS 123, issuances of common stock to nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services. In determining the fair value of the different classes of stock, the Company considered the liquidation preference value of the Series A preferred shares of $6,000,000, and since this amount exceeded the net assets of the Company, the fair value of all of the common shares and Series B preferred shares issued for services was deemed to be nil.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - STOCKHOLDERS' EQUITY:

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK:

         On September 15, 2004, the Company sold 6,000,000 Series A preferred shares and received net proceeds of $5,250,000, after deducting expenses. In addition, the Company issued 2,500,000 shares of its common stock to a third party as a commitment fee. The common stock issued for the commitment fee had a fair value of nil (see Note 2).

         Each Series A preferred share entitles the holder to receive a cumulative 5% dividend when declared by the Company's Board of Directors. As of October 3, 2004, no dividends have been declared and undeclared cumulative dividends in arrears were approximately $12,000.

         In the event of any liquidation, sale or merger of the Company, each Series A preferred share would entitle the holder to receive an amount equal to $1.00 per share plus all declared and undeclared dividends in preference to the holders of Series B convertible preferred stock and common stock. However, the holders of the Series A preferred shares have no voting rights.

         Each share of Series A preferred stock can be converted into shares of the Company's common stock at the option of the holder as determined by dividing
(a) the sum of (i) the amount due to the Series A holder upon liquidation, plus
(ii) all accrued but unpaid dividends, by (b) the conversion price, which is equal to the lesser of (a) $1.00 per share (adjusted in the event of a subdivision or combination of shares), or (b) 80% of the average of the lowest closing bid price of the common stock during the five trading days immediately preceding the date of conversion, assuming a public market exists for shares of common stock.

         The Company has the right to redeem any outstanding shares of the Series A preferred stock at an amount equal to 120% of the liquidation amount. In the event that the Company exercises a right of redemption, each of the holders would receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 of the liquidation amount redeemed.

SERIES B CONVERTIBLE PREFERRED STOCK:

         On September 17, 2004, the Company issued 10,000,000 shares of its Series B preferred stock to compensate two officers of the Company. The Series B preferred stock issued to the officers had a fair value of nil (see Note 2) and, therefore, no charge was recorded in the consolidated financial statements.

         Each Series B convertible preferred share entitles the holder to receive dividends on a pro rata basis with the holders of the common stock when declared by the Company's Board of Directors. In addition, the holders of the Series B preferred shares have no liquidation preference.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - STOCKHOLDERS' EQUITY (CONTINUED):

SERIES B CONVERTIBLE PREFERRED STOCK (CONCLUDED):

         Collectively the Series B preferred stock can be converted into shares of the Company's common stock, at the option of the holder, into the lesser of
(i) 75,000,000 shares of common stock; or (ii) 51% of the outstanding shares of common stock after giving effect to the conversion of the Series B preferred stock.

         Each common and Series B preferred stockholder votes together as one class. As a class, the holders' of the Series B preferred stock shall, collectively, be entitled to cast 51% of the votes on all matters submitted to the stockholders of the Company.

COMMON STOCK ISSUED FOR SERVICES:

         On September 17, 2004, the Company issued 88,250,000 shares of its common stock to compensate two of the founders of the Company. The common stock issued to the founders had a fair value of nil (see Note 2) and, therefore, no charge was recorded in the consolidated financial statements.

         On September 20, 2004, the Company entered into an agreement with a consultant to provide business development services in future periods. The Company issued 7,500,000 shares of its common stock as compensation for the services. The common stock issued to the consultant had a fair value of nil (see
Note 2) and, therefore, no charges will be recorded in the consolidated financial statements for the future services.

STOCK INCENTIVE PLAN:

         On September 17, 2004, the Company adopted the 2004 Stock Incentive Plan (the "Plan") which authorizes the Board of Directors to grant incentive stock options, nonstatutory stock options, stock appreciation rights and rights to acquire restricted stock to employees, directors and consultants of the Company. As of October 3, 2004, the Board of Directors had authorized grants of options for the purchase of up to 15,000,000 shares of the Company's common stock under the Plan and options to purchase 2,500,000 shares were outstanding (see Note 4). Under the terms of the Plan, the Board of Directors determines for each option granted, the exercise price, the vesting period and the length of the option.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - STOCKHOLDERS' EQUITY (CONCLUDED):

STANDBY EQUITY DISTRIBUTION AGREEMENT:

         On September 15, 2004, the Company entered into a standby equity distribution agreement (the "Equity Agreement") with Cornell Capital pursuant to which the Company has, in effect, put options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its common stock from time to time at an aggregate purchase price of up to $30,000,000. Financing under the Equity Agreement will become available when a registration statement under the Securities Act of 1933 (the "Act") filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective and the shares are listed on a principal trading exchange or market as defined in the Equity Agreement. The Company issued 1,750,000 shares of its common stock to Cornell as consideration for Cornell's services in connection with the Equity Agreement. The common stock issued for the services had a value of nil (see Note
2). The term of the Equity Agreement will extend for 24 months unless it is terminated earlier at the discretion of the Company. The price for shares purchased under the Equity Agreement will be 98% of the weighted average price of the Company's common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received by the Company from Cornell Capital in connection with each put.

         The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000; (ii) at least seven trading days must elapse before the Company can deliver a new put notice to Cornell Capital; (iii) the registration statement covering the shares issuable to Cornell Capital pursuant to the Equity Agreement must remain effective at all times and (iv) on any given closing date, there shall be at least one bid for the common stock on the Nasdaq OTC Bulletin Board. Accordingly, there is no guarantee that the Company will be able to obtain financing under the Equity Agreement. In no event shall the advance cause Cornell to own in excess of 9.9% of the outstanding common stock of the Company.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACQUISITION OF NEXUS EFFECTIVE SUBSEQUENT TO OCTOBER 3, 2004:

On September 20, 2004, the Company, through its subsidiary, NECI, purchased substantially all of the net assets of Nexus. However, the acquisition is being accounted for as a purchase as if it was effectively completed on October 4, 2004. The initial purchase price paid by the Company was $12,000,000 as described below:

1. Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. The Company used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, Nexus did not meet certain covenants under its credit facility and, accordingly, it was in default.

2. $2,750,000 was paid through a five-year promissory note issued by the Company to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Certain defaults under other loan agreements could result in a default under the promissory note agreement with Jaco.

3. $5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock (see Note 3).

The aggregate consideration to be paid by the Company is subject to further adjustments as explained below:

1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated and may have to be arbitrated.

2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years limited to total payments of $1,000,000.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACQUISITION OF NEXUS EFFECTIVE SUBSEQUENT TO OCTOBER 3, 2004
(CONTINUED):

         The acquisition of Nexus is being accounted for by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

         The total initial purchase price for the acquisition of Nexus of $12,000,000 will be allocated on a preliminary basis as of October 4, 2004 as follows:

Assets purchased:
  Cash                                                               $    92,335
  Accounts receivable                                                  2,632,624
  Inventories                                                          6,097,653
  Property and equipment                                               2,346,149
  Prepaid expenses and other assets                                      134,549
  ISO 9002 Certification                                                 139,806
  Backlog                                                                310,726
  Trademark                                                              257,735
  Customer lists                                                       1,194,241
  Employment agreement                                                    78,291
  Goodwill                                                             1,727,132
                                                                     -----------
    Total                                                             15,011,241
                                                                     -----------
Liabilities:
  Accounts payable                                                     2,314,529
  Accrued expenses                                                       392,806
  Capital lease obligations and loan costs                               303,906
                                                                     -----------
    Total                                                              3,011,241
                                                                     -----------

    Net purchase price                                               $12,000,000
                                                                     ===========

         The total initial purchase price will be adjusted for actual acquisition and closing costs (which have not been determined but are not expected by the Company to be material) and any adjustments for target net working capital requirement and earn-out provision described above.

         In connection with the acquisition, the Company became obligated to make aggregate annual payments of $437,500 under three-year employment agreements with the president and two other officers of Nexus. The Company also became obligated to issue options equal to 2.5% of its outstanding common stock at the end of the first two years of the employment agreement with the president of Nexus with exercise prices and vesting periods to be determined by the Board of Directors on the dates of grant.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - ACQUISITION OF NEXUS EFFECTIVE SUBSEQUENT TO OCTOBER 3, 2004
(CONCLUDED):

         Prior to October 3, 2004, the Company granted options to purchase 2,500,000 shares of its common stock to the president of Nexus. These options have an exercise price of $.001 per share and vest immediately. Since the common stock had a fair value of nil at the date of grant (see Note 2), no charge was recorded in the consolidated financial statements in connection with the grant of these options. These were the only options granted, and no options were exercised through October 3, 2004.

NOTE 5 - ISSUANCE OF COMMON SHARES SUBSEQUENT TO OCTOBER 3, 2004:

         On February 8, 2005, the Company issued 10,000 shares of its common stock to each of the 154 employees of Nexus as of that date, or a total of 1,540,000 shares, as an incentive bonus under the Company's 2004 Stock Incentive Plan (see Note 4).

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Nexus Custom Electronics, Inc.

         We have audited the accompanying balance sheet of Nexus Custom Electronics, Inc. (A Wholly-Owned Subsidiary of Jaco Electronics, Inc.) as of October 3, 2004, and the related statements of operations, stockholder's deficiency and cash flows for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexus Electronics, Inc. as of October 3, 2004, and its results of operations and cash flows for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 10 to the financial statements, the Company did not meet certain covenants under its credit facility as of October 3, 2004 and, accordingly, the outstanding balance of the term loan included in the credit facility has been classified in current liabilities in the Company's balance sheet. Unless the Company receives a waiver from the lender, and there can be no assurances that the Company will obtain a waiver, the Company's operating results and cash flows will not be adequate to enable the Company to pay the obligations that are currently due. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 1. The financial statements referred to above do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP

Roseland, New Jersey
December 15, 2004

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)
                                  BALANCE SHEET
                                 OCTOBER 3, 2004

                                                  ASSETS
                                                  ------
Current assets:
  Cash                                                                                      $     92,335
  Accounts receivable, net of allowance for doubtful accounts of $199,284                      2,632,624
  Inventories                                                                                  6,005,120
  Prepaid expenses and other current assets                                                      146,199
                                                                                            ------------
      Total current assets                                                                     8,876,278

  Property and equipment, net                                                                  2,373,640
  Cash held for acquisition consideration                                                      4,214,799
                                                                                            ------------

      Total                                                                                 $ 15,464,717
                                                                                            ============

                                 LIABILITIES AND STOCKHOLDER'S DEFICIENCY
                                 ----------------------------------------

Current liabilities:
  Due to Parent                                                                             $  9,160,900
  Credit facility borrowings for acquisition                                                   4,319,049
  Accounts payable                                                                             2,314,529
  Accrued expenses and other current liabilities                                                 392,806
  Equipment note payable and capital lease obligation                                            242,795
                                                                                            ------------
      Total liabilities                                                                       16,430,079
                                                                                            ------------

Commitments and contingencies

  Stockholder's deficiency:
    Common stock, par value $.01 per share; 200 shares authorized, issued and outstanding              2
    Additional paid-in capital                                                                 2,680,160
    Accumulated deficit                                                                       (3,645,524)
      Total stockholder's deficiency                                                            (965,362)
                                                                                            ------------
      Total                                                                                 $ 15,464,717
                                                                                            ============

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                            STATEMENTS OF OPERATIONS
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                                         Period from
                                                        July 1, 2004
                                                           through          Years Ended June 30,
                                                         October 3,    ----------------------------
                                                            2004          2004             2003
                                                       ------------    ------------    ------------
Net sales                                              $  6,037,240    $ 22,430,000    $ 15,354,812

Cost of sales                                             5,585,028      19,811,462      14,717,963
                                                       ------------    ------------    ------------

Gross profit                                                452,212       2,618,538         636,849
                                                       ------------    ------------    ------------

Operating expenses:
  General and administrative                                294,776         999,527         792,180
  Selling                                                    86,391         340,546         374,035
                                                       ------------    ------------    ------------
    Totals                                                  381,167       1,340,073       1,166,215
                                                       ------------    ------------    ------------

Income (loss) from operations                                71,045       1,278,465        (529,366)

Interest expense                                            204,051         408,172         409,350
                                                       ------------    ------------    ------------

Income (loss) before income tax provision  (benefit)       (133,006)        870,293        (938,716)

Income tax provision (benefit)                                              332,000        (332,000)
                                                       ------------    ------------    ------------
Net income (loss)                                      $   (133,006)   $    538,293    $   (606,716)
                                                       ============    ============    ============

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                     STATEMENTS OF STOCKHOLDER'S DEFICIENCY
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                                         Additional
                                     Common Stock          Paid-in     Accumulated
                                 Shares     Amount         Capital       Deficit         Totals
                           -----------    -----------    -----------   -----------    -----------
Balance, July 1, 2002              200    $         2    $ 2,680,160   $(3,444,095)   $  (763,933)

Net loss                                                                  (606,716)      (606,716)
                           -----------    -----------    -----------   -----------    -----------

Balance, June 30, 2003             200              2      2,680,160    (4,050,811)    (1,370,649)

Net income                                                                 538,293        538,293
                           -----------    -----------    -----------   -----------    -----------

Balance, June 30, 2004             200              2      2,680,160    (3,512,518)      (832,356)

Net loss                                                                  (133,006)      (133,006)
                           -----------    -----------    -----------   -----------    -----------

Balance, October 3, 2004           200    $         2    $ 2,680,160   $(3,645,524)   $  (965,362)
                           ===========    ===========    ===========   ===========    ===========

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                            STATEMENTS OF CASH FLOWS
                        PERIOD FROM JULY 1, 2004 THROUGH
                     OCTOBER 3, 2004 AND FOR THE YEARS ENDED
                             JUNE 30, 2004 AND 2003

                                                                         Period from
                                                                        July 1, 2004
                                                                           through
                                                                         October 3,     Years Ended June 30,
                                                                            2004        2004             2003
                                                                       -----------    -----------    -----------
Operating activities:
  Net income (loss)                                                    $  (133,006)   $   538,293    $  (606,716)
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                          201,634        829,040        842,898
    Provision for uncollectible accounts                                     5,000         38,480        176,021
    Write-off of deferred financing costs                                   93,600
    Change in deferred income taxes payable to Parent                                     332,000       (332,000)
  Changes in operating assets and liabilities:
    Accounts receivable                                                   (318,786)      (569,988)       771,099
    Inventories                                                           (211,427)    (1,780,751)       328,119
    Prepaid expenses and other current assets                              (60,320)        47,346         76,701
    Accounts payable                                                        74,215        583,481        324,539
    Accrued expenses and other current liabilities                          (8,341)       170,045         35,225
                                                                       -----------    -----------    -----------
        Net cash provided by (used in) operating activities               (357,431)       187,946      1,615,886
                                                                       -----------    -----------    -----------

Investing activities
  Purchases of property and equipment                                      (71,007)      (300,909)      (113,193)
  Cash held for acquisition on October 4, 2004                          (4,214,799)
                                                                       -----------    -----------    -----------
        Net cash used in investing activities                           (4,285,806)      (300,909)      (113,193)
                                                                       -----------    -----------    -----------
Financing activities
  Proceeds from term loan for acquisition                                1,200,000
  Proceeds from revolving line of credit for acquisition                 3,119,049
  Due to Parent                                                            268,455        799,024       (704,424)
  Payments of note payable and capital lease obligation                   (106,956)      (459,698)      (708,835)
  Payments of deferred financing costs                                     (93,600)
                                                                       -----------    -----------    -----------
        Net cash provided by (used in) financing activities              4,386,948        339,326     (1,413,259)
                                                                       -----------    -----------    -----------

Net increase (decrease) in cash                                           (256,289)       226,363         89,434

Cash, beginning of period                                                  348,624        122,261         32,827
                                                                       -----------    -----------    -----------
Cash, end of period                                                    $    92,335    $   348,624    $   122,261
                                                                       ===========    ===========    ===========
Supplemental disclosure of cash flow information:
  Interest paid                                                        $   109,836    $   411,781    $   417,078
                                                                       ===========    ===========    ===========

                       See Notes to Financial Statements.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION:

         Nexus Custom Electronics, Inc. (the "Company"), which was a wholly-owned subsidiary of Jaco Electronics, Inc. ("Jaco" or the "Parent") through October 4, 2004, when, effectively, it was acquired by NECI Acquisition, Inc. ("NECI"), a newly formed, wholly-owned subsidiary, of Sagamore Holdings, Inc. ("Sagamore") (see Note 10). The Company is an electronic contract manufacturing company which assembles components and printed circuit boards.

         As of October 3, 2004, the Company did not meet certain covenants under its credit facility and, accordingly, the outstanding balance under the credit facility is in default and the balance of the term loan, which is included in the credit facility, has been classified in current liabilities in the accompanying balance sheet. In addition, the related deferred financing costs of $93,600 have been written-off. Unless a waiver is received from the lender, and there can be no assurances that a waiver will be obtained, the Company's operating results and cash flows will not be adequate to enable the Company to pay obligations that are currently due. If the Company cannot obtain a waiver or other financing, a liquidation of certain assets would be required to continue the Company's operations. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

         In addition to requesting a waiver from the lender, Sagamore, the Company's new parent effective as of October 4, 2004 (see Note 10), intends to file a registration statement with the Securities Exchange Commission which, when effective, will enable it to obtain additional capital under a stand by equity distribution agreement. However, there can be no assurances that the Company will be able to raise any additional capital under the agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES:

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the allowance for doubtful accounts, inventory valuation allowances and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

REVENUE RECOGNITION:

         Revenue is recognized when title passes at the time of shipment and collectibility is reasonably assured. Provisions for certain rebates, sales incentives, product returns and discounts to customers are provided as reductions to sales in the same period the related sales are recorded.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

ACCOUNTS RECEIVABLE:

         Accounts receivable are due within contractual credit terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on an evaluation of a customer's financial condition and no collateral is required.

FINANCIAL INSTRUMENTS AND MAJOR CUSTOMERS:

         The fair value of cash, accounts receivable, accounts payable and loans payable under the credit facility approximate their carrying amounts due to the short maturities of these instruments. Financial instruments that potentially subject the Company to significant concentrations of credit risk are accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited as the Company performs on-going credit evaluations of its customers. In addition, on a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations. Management does not believe that significant credit risk exists at October 3, 2004.

         Sales to and receivables from major customers are shown below:

                                                                       Accounts
                                                       Sales          Receivable
                                                       -----          ----------
Period from July 1, 2004 to October 3, 2004:
  Customer A                                            47%              29%
  Customer B                                            18%               8%
  Customer C                                             6%               9%

Year Ended June 30, 2004:
  Customer A                                            45%              39%
  Customer B                                            27%               7%
  Customer C                                             5%               7%

Year Ended June 30, 2003:
  Customer A                                            47%              31%
  Customer B                                            20%              45%
  Customer C                                            13%               9%

INVENTORIES:

         Inventories are stated at the lower of cost or estimated market value and include materials, labor and manufacturing overhead. Cost is determined using the first-in, first-out method.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost, less accumulated depreciation, and are depreciated using the straight-line method over their estimated useful lives which range from 3 to 30 years. Assets under capital leases are capitalized at the present value of the related lease payments and are depreciated over the shorter of the estimated useful lives or the term of the lease. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease. Maintenance and repairs are charged to expense as incurred.

DEFERRED FINANCING COSTS:

         Financing costs are deferred and amortized to interest expense over the term of the related loan using the straight-line method, which approximates the interest method. Due to existing covenant violations, the deferred costs have been charged to interest expense as of October 3, 2004

ADVERTISING COSTS:

         Advertising costs are expensed as incurred. Advertising expenses were $6,960, $20,480 and $25,847 for the period from July 1, 2004 through October 3, 2004, and for the years ended June 30, 2004 and 2003, respectively.

INCOME TAXES:

         The Company is included in the consolidated Federal income tax return of Jaco through October 3, 2004. In accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company records the current and deferred provisions and benefits for Federal income taxes for financial statement purposes as if it were a separate taxpayer. The Company files its own state income tax returns.

         The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED):

IMPAIRMENT OF LONG-LIVED ASSETS:

         The Company reviews long-lived assets with definite lives for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered.

NOTE 3 - INVENTORIES:

         Inventories consist of the following:

                         Raw materials                                            $ 3,813,238
                         Work in process                                            1,751,586
                         Finished goods                                             1,121,296
                                                                                  -----------
                                                                                    6,686,120
                         Less obsolescence reserve                                    681,000
                                                                                  -----------

                           Total                                                  $ 6,005,120
                                                                                  ===========

NOTE 4 - PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:

                           Land                                                    $   65,000
                           Building                                                 1,512,563
                           Machinery and equipment                                  6,188,874
                           Leasehold improvements                                     718,759
                                                                                  -----------
                                                                                    8,485,196
                           Less accumulated depreciation and amortization           6,111,556
                                                                                  -----------

                             Total                                                $ 2,373,640
                                                                                  ===========

NOTE 5 - DUE TO PARENT:

         At October 3, 2004, the Company had an obligation due to its Parent in the amount of $9,160,900, with no specific repayment terms. The obligation bears interest at the prime rate. Interest expense charged to operations for the period from July 1, 2004 to October 3, 2004 and for the years ended June 30, 2004 and 2003 was $103,500 (average rate 5.2%), $373,400 (average rate 4.6%) and
$341,000 (average rate 4.1%), respectively. This balance was settled in connection with the acquisition (see Note 10).

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - EQUIPMENT NOTE PAYABLE AND CAPITAL LEASE OBLIGATION:

         An equipment note payable of $31,489 was scheduled to mature in August 2006. The note was assumed by the former Parent in connection with the acquisition (see Note 10).

         The Company leases manufacturing equipment under a capital lease. The obligation at October 3, 2004 was $211,306. The Company paid such amount from proceeds received from its credit facility after the acquisition (see Note 10). The capital lease asset at October 3, 2004 was $732,143, net of $767,857 of accumulated amortization.

NOTE 7 - LEASE COMMITMENTS:

         The Company leases its manufacturing facilities and certain equipment. Minimum future lease payments under noncancelable operating leases in each of the twelve month periods subsequent to October 3, 2004 are as follows:

                        Twelve Months
                            Ending
                          October 3,                 Amount
                  --------------------------       -----------
                  2005                             $   180,560
                  2006                                  71,082
                  2007                                  10,833
                  2008                                   9,712
                  2009                                   3,078
                                                   -----------
                  Total                            $   275,265
                                                   ===========

         Rent expense was $46,306, $171,969 and $182,465 for the period from October 3, 2004 and for the years ended June 30, 2004 and 2003, respectively.

         The lease of the Company's manufacturing facility terminates in July 2005. The Company may renew the lease under a five-year option arrangement which would include base rent increases of 3.4% plus a CPI inflator starting with 2003 as a base year.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES:

         The provision (benefit) for income taxes reflects the Company's Federal income taxes calculated on a consolidated basis with its Parent and state income taxes calculated on a nonconsolidated basis.

         The provision (benefit) for income taxes consists of the following:


                                  Period from
                                  July 1, 2004
                                    through        Years Ended June 30,
                                   October 3,  ----------------------------
                                      2004          2004              2003
                                 ---------     -----------      -----------
     Deferred:
       Federal                                 $   296,000      $  (296,000)
       State                                        36,000          (36,000)
                                               -----------      -----------
         Totals                  $      -      $   332,000      $  (332,000)
                                 =========     ===========      ===========

         The provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate due to the following:

                                        Period from
                                        July 1,2004
                                          Through                                 Years Ended June 30,
                                        October 3,                ------------------------------------------------------
                                           2004                            2004                           2003
                                   ----------------------         ----------------------          ----------------------
                                   Amount         Percent         Amount         Percent          Amount         Percent

Income tax provision
  (benefit) at statutory rate      $ (45,000)          (34)%      $  296,000             34%    $ (319,000)         (34)%
State income taxes, net of
  Federal tax                         (5,000)           (4)           36,000              4        (36,000)          (4)

Change in valuation allowance         50,000            38                                          23,000             3
                                   ---------          ------      ----------           ------   ----------          ------
  Totals                           $       -            - %       $  332,000             38%    $ (332,000)          (35)%
                                   =========          ======      ==========           ======   ==========          ======

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES (CONCLUDED):

The components of net deferred tax assets consist of the following:

                  Deferred tax assets:
                    Federal and state net operating loss carryforwards          $  265,000
                    Inventory reserves and other                                   919,000
                    Vacation accrual                                                38,000
                    Allowance for doubtful accounts                                 76,000
                    Depreciation and amortization                                (302,000)
                                                                                ----------
                      Total                                                        996,000
                  Less valuation allowance                                         996,000
                                                                                ----------

                      Net deferred tax assets                                     $      -
                                                                                ==========

         A valuation allowance for deferred tax assets is required if, based on the evidence, it is more likely than not that some of the deferred tax assets will not be realized. The Company believes that there is significant doubt with respect to future realization of its net deferred tax assets.

         The net change in the valuation allowance for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003 was approximately $50,000, $0 and $23,000, respectively.

         At October 3, 2004, the Company has net operating loss carryforwards for Federal and state purposes. However, they will not be utilized due to the acquisition (see Note 10).

NOTE 9 - EMPLOYMENT BENEFIT PLAN:

         The Company maintains a 401(k) Plan (the "Plan") which provides for benefits to eligible employees upon their retirement, death, disability or separation from the Company. The Plan permits participants to contribute up to a maximum of 15% of their annual compensation, as defined, not to exceed the Federal limit ($13,000 in calendar 2004.) The Company makes matching contributions equal to 25% of the contributing participants' elective deferral up to a maximum of 4% to the Plan. The Company contributed $8,495, $28,382 and $24,446 for the period from July 1, 2004 through October 3, 2004 and the years ended June 30, 2004 and 2003, respectively.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10- SUBSEQUENT EVENTS:

         On September 20, 2004, Sagamore, through its subsidiary, NECI, purchased substantially all of the net assets of the Company. However, the acquisition is being accounted for as a purchase as if it was effectively completed on October 4, 2004. The initial purchase price paid by Sagamore was $12,000,000 as described below:

1. The Company obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. The Company borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. Sagamore used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of the Company. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require the Company to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, the Company did not meet certain covenants under its credit facility and, accordingly, it was in default and the outstanding balance of the term loan has been included in current liabilities.

2. $2,750,000 was paid through a five-year promissory note issued by Sagamore to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate of 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009. Certain defaults under other loan agreements could result in a default under the promissory note agreement with Jaco.

3. $5,250,000 was paid in cash from proceeds received by Sagamore from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock.

         The aggregate consideration to be paid by Sagamore is subject to further adjustments as explained below:

1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the Company's net working capital is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated and may have to be arbitrated.

2. An earn-out provision calculated at 5% of the Company's net sales in excess of $20,000,000 for each of the succeeding six years limited to total payments of $1,000,000.

                         NEXUS CUSTOM ELECTRONICS, INC.
              (A WHOLLY-OWNED SUBSIDIARY OF JACO ELECTRONICS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10- SUBSEQUENT EVENTS (CONCLUDED):

The acquisition of the Company is being accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." Under the purchase method, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition.

In connection with the acquisition, the Company entered into three-year employment agreements with three of its officers. The Company is obligated to make aggregate annual payments of $437,500 under the agreements.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         We are providing the following unaudited pro forma condensed consolidated financial information for SAGAMORE HOLDINGS, INC. ("Sagamore" or the "Company") related to its acquisition of substantially all of the assets of NEXUS CUSTOM ELECTRONICS, INC. ("Nexus") to present the results of operations and financial position of Sagamore as if the acquisition had been completed on October 3, 2004 for purposes of the pro forma balance sheet information and as of the beginning of each period for purposes of the pro forma statement of operations information.

         On September 20, 2004, Sagamore, through its newly formed wholly-owned subsidiary, NECI Acquisition, Inc. ("NECI"), acquired substantially all of the net assets of Nexus Custom Electronics, Inc. ("Nexus") from Jaco Electronics, Inc. ("Jaco"). The acquisition is being accounted for as a purchase as if it was effectively completed on October 4, 2004. The initial purchase price was $12,000,000, which consisted of the following:

      1. Nexus obtained a $6,200,000 credit facility with Comerica Bank, which is collateralized by all of its assets. The credit facility includes a $1,200,000 term loan and a $5,000,000 revolver. Nexus borrowed a total of $4,319,049 from the credit facility. $1,200,000 was received from the term loan and $3,119,049 was advanced from the revolver. The Company used $4,000,000 borrowed under the credit facility as part of the purchase price and the remaining $319,049 was used to pay transaction costs and repay an existing capital lease obligation of Nexus. The term loan is payable in monthly principal payments of $20,000 commencing November 1, 2004 and continuing through November 1, 2009. Interest at prime plus 1.5% is payable monthly commencing on October 1, 2004 (an effective rate of 6.25% at October 3, 2004). The revolver matures on July 1, 2005 and borrowings bear interest at prime plus 1%, or alternatively at LIBOR plus 3.75% (an effective rate of 5.75% at October 3, 2004). Borrowings under the revolver are limited to credit available based on eligible accounts receivable and inventory as defined in the credit facility. The credit facility contains restrictive covenants that, among other things, restrict the payment of dividends, additional indebtedness, lease financing, capital expenditures and investments. The covenants also require Nexus to meet certain financial ratios and maintain minimum levels of tangible net worth. As of October 3, 2004, Nexus did not meet certain covenants under its credit facility and, accordingly, it was in default.

      2. $2,750,000 was paid through a five-year promissory note issued by the Company to Jaco. Interest is payable quarterly from December 1, 2004 until September 1, 2009 at the lesser of a specified prime rate or 7%. The promissory note is payable in principal payments on the following dates: $500,000 on September 1, 2006, $156,250 per quarter commencing on December 1, 2006 through September 1, 2008 and $250,000 per quarter commencing on December 1, 2008 through September 1, 2009.

      3. $5,250,000 was paid in cash from proceeds received by the Company from the issuance of 6,000,000 shares of Series A redeemable convertible preferred stock.

         However, the aggregate consideration to be paid by the Company is subject to further adjustments as explained below:

      1. A target net working capital, adjusted either up or down on a dollar-for-dollar basis up to $500,000 if the net working capital of Nexus is different than $7,331,000. On November 19, 2004, Nexus received a statement from Jaco claiming that there should be an adjustment to increase the purchase price by $500,000 and Nexus informed Jaco that it believes there should be an adjustment to decrease the purchase price by $500,000. This dispute is being negotiated and may have to be arbitrated.

      2. An earn-out provision calculated at 5% of the net sales of Nexus in excess of $20,000,000 for each of the succeeding six years limited to total payments of $1,000,000.

         In connection with the acquisition, Sagamore's subsidiary entered into a three-year employment agreement with the President of Nexus. The salary is comparable to his salary reflected in the historical statement of operations for the year ended June 30, 2004 and for the period from July 1, 2004 through October 3, 2004. The Company entered into three-year employment agreements with two other officers of Nexus and the related incremental costs are reflected through pro forma adjustments in the pro forma condensed consolidated statements of operations below.

         The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the acquisition as of October 3, 2004 and the unaudited pro forma condensed consolidated statements of operations of the Company give effect to the acquisition as if it had occurred on July 1, 2004 for the period ended October 3, 2004, and on July 1, 2003 for the year ended June 30, 2004.

         The acquisition of Nexus is being accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations". Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent that the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable tangible and intangible assets acquired at the date of the acquisition. The Company will initially record goodwill of $1,727,130. However, based on the potential purchase price adjustments, as described above, goodwill may either increase or decrease based on the target net working capital requirement and may increase based on the earn-out provision.

         This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the period from July 1, 2004 through October 3, 2004 have been prepared utilizing (a) the audited consolidated financial statements of the Company included elsewhere in this registration statement for the period from September 15, 2004 (date of capitalization) through October 3, 2004 and (b) the audited financial statements of Nexus included elsewhere in this registration statement for the period from July 1, 2004 through October 3, 2004.

         The unaudited pro forma results of operations for the year ended June 30, 2004 have been prepared utilizing the audited financial statements of Nexus included elsewhere in this registration statement for the year ended June 30, 2004. The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the acquisition been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Company's audited financial statements as of October 3, 2004 and for the period from September 15, 2004 (date of capitalization) through October 3, 2004 including the notes thereto and Nexus' audited financial statements as of June 30, 2004 and 2003 and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003 including the notes thereto included elsewhere in this registration statement and the other historical financial information appearing elsewhere in this registration statement.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT OCTOBER 3, 2004

                                                HISTORICAL       HISTORICAL      PRO FORMA             PRO
                                                 SAGAMORE          NEXUS        ADJUSTMENTS           FORMA

                                     ASSETS
                                     ------
CURRENT ASSETS:
 Cash                                                     $0        $92,335         $3,493   (2b)       $95,828
 Accounts receivable, net                                         2,632,624                           2,632,624
 Inventories                                                      6,005,120         92,533   (2b)     6,097,653
 Prepaid expenses and other current assets                          146,199                             146,199
                                              ---------------------------------------------      ---------------
TOTAL CURRENT ASSETS                                       0      8,876,278         96,026            8,972,304
Property and equipment, net                                       2,373,640       (27,491)   (2b)     2,346,149
Cash held for acquisition                          5,250,000      4,214,799    (9,464,799)   (2b)             0
Identifiable intangibles                                                         1,980,799   (2b)     1,980,799
Goodwill                                                                         1,727,132   (2b)     1,727,132
                                              ---------------------------------------------      ---------------
TOTALS                                            $5,250,000    $15,464,717   ($5,688,333)          $15,026,384
                                              =============================================      ===============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------
CURRENT LIABILITIES:
Due to Parent                                             $0     $9,160,900   ($9,160,900)   (2b)            $0
Credit facility borrowings for acquisition                        4,319,049                           4,319,049
Note payable issued in connection with the
acquisition                                                                      2,750,000   (2a)     2,750,000
Accounts payable                                                  2,314,529                           2,314,529
Accrued expenses and other current liabilities                      392,806                             392,806
Equipment notes payable and
   capital lease obligation                                         242,795      (242,795) (2b,d)             0
                                              ---------------------------------------------      ---------------
TOTAL LIABILITIES                                          0     16,430,079    (6,653,695)            9,776,384
                                              ---------------------------------------------      ---------------

STOCKHOLDERS' EQUITY (DEFICIENCY):

Series A redeemable convertible preferred
stock                                                  6,000                                              6,000
Series B convertible preferred stock                 100,000                                            100,000
Common stock                                               0              2            (2)   (2c)             0
Additional paid-in capital                         5,144,000      2,680,160    (2,680,160)   (2c)     5,144,000
Accumulated deficit                                             (3,645,524)      3,645,524   (2c)             0
                                              ---------------------------------------------      ---------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)            5,250,000      (965,362)        965,362            5,250,000
                                              ---------------------------------------------      ---------------
TOTALS                                            $5,250,000    $15,464,717   ($5,688,333)          $15,026,384
                                              =============================================      ===============

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 OCTOBER 3, 2004

NOTE 1. Sagamore, through its newly formed, wholly-owned subsidiary, NECI, acquired substantially all of the net assets of Nexus on September 20, 2004. This transaction has been accounted for as a purchase acquisition that was effectively completed on October 4, 2004. In accordance with the purchase method of accounting, the historical carrying value of the assets and liabilities acquired were adjusted to their fair values as shown in Note 2b below.

NOTE 2. The unaudited pro forma condensed consolidated balance sheet at October 3, 2004 presented herein has been prepared as if the acquisition of Nexus had been consummated on October 3, 2004. Pro forma balance sheet adjustments have been made for the following:

                  (a) To record the issuance of a five-year promissory note payable to the seller of $2,750,000, with interest at the lesser of a specified prime rate or 7%.

                  (b) To allocate the excess of the total initial purchase price for the acquisition of Nexus over the net historical carrying value of the assets and liabilities acquired to the estimated fair values of the net identifiable tangible and intangible assets acquired and the remaining excess to goodwill.

                           The excess of the total initia purchase price for the acquisition of Nexus over the historical carrying values of the net assets acquired was as follows:

                           Purchase price paid:                                         $12,000,000

                           Allocation to historical net carrying value of acquired
                           assets and liabilities of Nexus at October 3, 2004            8,227,027
                                                                                         ---------

                           Excess of purchase price over historical carrying value of
                           net assets acquired                                           $3,772,973
                                                                                         ==========

                          The excess of the total initial purchase price for the
                          acquisition of Nexus over the historical carrying values of the net assets acquired was allocated as follows:

                           Inventories                                                      $92,533
                           Property and Equipment                                          (27,491)
                           ISO 9002 certification                                           139,806
                           Backlog                                                          310,726
                           Trademark                                                        257,735
                           Customer lists                                                 1,194,241
                           Employment agreement                                              78,291
                           Goodwill                                                       1,727,132
                                                                                          ---------
                           Total                                                         $3,772,973
                                                                                         ==========

                   (c)     To reflect the elimination of the stockholder's
                           deficiency account of Nexus of $965,362.
                   (d)     To reflect a $211,306 payment of a capital lease
                           obligation which occurred simultaneously with the bank financing for the acquisition, and the assumption of an equipment note payable of $31,489 by the seller.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD FROM JULY 1, 2004 THROUGH OCTOBER 3, 2004


                                                HISTORICAL       HISTORICAL        PRO FORMA             PRO
                                                 SAGAMORE          NEXUS          ADJUSTMENTS           FORMA
                                            ----------------------------------------------------------------------
Net sales                                                          $6,037,240                           $6,037,240

Cost of sales                                                       5,585,028                            5,585,028
                                                               ---------------                     ---------------

Gross profit                                                          452,212                              452,212
                                                               ----------------                    ---------------
Operating expenses:
  General and administrative expenses                                 294,776     $124,175(3a,b,c)         418,951
  Selling expenses                                                     86,391                               86,391
                                            -----------------------------------------------        ---------------
      Totals                                                  0       381,167      124,175                 505,342
                                            -----------------------------------------------        ---------------
Income from operations                                        0        71,045     (124,175)                (53,130)

Interest expense                                              0       204,051      (14,015)(3d)            190,036
                                            -----------------------------------------------        ---------------

Loss before income tax provision (benefit)                    0      (133,006)    (110,160)               (243,166)

Income tax provision (benefit)                                             0                                    0
                                            -----------------------------------------------        ---------------

Net loss                                                     $0     ($133,006)   ($110,160)              ($243,166)
                                             ===============================================       ===============

Loss per common share - basic and diluted                    $0                                                 $0
                                                            ===                                                ===

Weighted average common shares outstanding           98,421,053                                        110,000,000
                                                     ==========                                        ===========

SEE NOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS.

                      SAGAMORE HOLDINGS, INC AND SUBSIDIARY

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD FROM JULY 1, 2004 THROUGH OCTOBER 3, 2004

NOTE 1.      Sagamore,   through   its  newly   formed,   wholly-owned
             subsidiary, NECI, acquired substantially all of the net assets of Nexus on September 20, 2004. This transaction has been accounted for as a purchase that was effectively completed on October 4, 2004. In accordance with the purchase method of accounting, the results of operations of Sagamore for the period from September 15, 2004 (date of capitalization) to October 3, 2004 do not include any results of Nexus.

NOTE 2. The amortization relating to the fair values assigned to inventory of $46,267 and backlog of $78,000 is not reflected in the unaudited pro forma condensed consolidated statement of operations because the adjustments are non-recurring.

NOTE 3. The unaudited pro forma condensed consolidated statement of operations for the period from July 1, 2004 through October 3, 2004 has been prepared as if the acquisition of Nexus had been consummated as of July 1, 2004. Pro forma adjustments have been made for the following:

            (a) To record a charge of $42,651 for the amortization of the amount allocated to the fair value of customer lists acquired based on an estimated useful life of seven years.

            (b) To record a charge of $6,524 for the amortization of the amount allocated to the fair value of the employment agreement of the President of Nexus based on a useful life of three years.

            (c) To record incremental costs of salaries under new employment agreements with two of the officers of Nexus totaling $75,000.

            (d) To reverse the interest expense recorded by Nexus of $110,451, charged on loans from its former parent, and record interest expense totaling $96,436 relating to the assumed credit facility borrowings and the note payable issued in connection with the acquisition. The average rate used for the interest calculation was 5.6%. If rates were 1% higher, interest expense during this period would have increased by $17,148.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2004

                                                   HISTORICAL       HISTORICAL    PRO FORMA           PRO
                                                    SAGAMORE          NEXUS      ADJUSTMENTS         FORMA


Net sales                                         $           0  $ 22,430,000                      $22,430,000

Cost of sales                                                      19,811,462                       19,811,462
                                                  ----------------------------------------       --------------
Gross profit                                                  0     2,618,538                        2,618,538
                                                  ----------------------------------------       --------------
Operating expenses:
  General and administrative expenses                                 999,527    $496,703(3e,f,g)    1,496,230
  Selling expenses                                                    340,546                          340,546
                                                  ----------------------------------------       --------------
      Totals                                                  0     1,340,073     496,703            1,836,776
                                                  ----------------------------------------       --------------
Income from operations                                        0     1,278,465   (496,703)              781,762

Interest expense                                              0       408,172    (82,270)    (3h)      325,902
                                                  ----------------------------------------       --------------

Income before income tax provision                            0       870,293   (414,433)              455,860

Income tax provision                                                  332,000   (158,773)    (3i)      173,227
                                                  ----------------------------------------       --------------

Net income                                        $           0  $    538,293  ($255,660)             $282,633
                                                  ========================================       ==============

Income per common share -  basic and diluted                 $0                                         $0.003
                                                             ==                                         ======

Weighted average common shares outstanding           98,421,053                                    110,000,000
                                                    ===========                                    ===========


SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS.

                     SAGAMORE HOLDINGS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2004

NOTE 1.     Sagamore,   through   its  newly   formed,   wholly-owned
            subsidiary, NECI, acquired substantially all of the assets of Nexus on September 20, 2004. This transaction has been accounted for as an acquisition with the net assets of Nexus being stated at fair value in accordance with the purchase method of accounting.

NOTE 2. The amortization relating to the fair values assigned to inventory of $92,533 and backlog of $310,726 is not reflected in these condensed consolidated pro forma unaudited financial statements because the adjustments are non-recurring.

NOTE 3. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2004 has been prepared as if the acquisition of Nexus had been consummated as of July 1, 2003. Pro forma adjustments have been made for the following:

            (e) To record a charge of $170,606 for the amortization of the amount allocated to the fair value of customer lists acquired based on an estimated useful life of seven years.
            (f) To record a charge of $26,097 for the amortization of the amount allocated to the fair value of the employment agreement of the President of Nexus based on a useful life of three years.
            (g) To record incremental costs of salaries under new employment agreements with two of the officers of Nexus totaling $300,000.
            (h) To reverse the interest expense recorded by Nexus of $408,172, charged on loans from its former parent, and record interest expense totaling $325,902 relating to the assumed credit facility borrowings and the note payable issued in connection with the acquisition. The average rate used for the interest calculation was 4.7%. If rates were 1% higher, interest expense during this period would have increased by $69,490.
            (i) To reverse the income tax provision of Nexus of $332,000, and record the pro forma income tax provision for the year ended June 30, 2004 of $173,227 based on a 34% federal income tax rate on consolidated income before income taxes, and a 4% state income tax rate (net of Federal deduction).

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT SAGAMORE HOLDINGS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                 -----------------------

This prospectus does not constitute an offer to sell, or                         ----------------------
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
     |_| except the common stock offered by this
         prospectus;                                                             ---------------------

     |_| in any jurisdiction in which the offer or solicitation is not authorized;

     |_| in any jurisdiction where the dealer or other                     34,040,000 SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer
         or solicitation;

     |_| to any person to whom it is unlawful to make the                       SAGAMORE HOLDINGS, INC.
         offer or solicitation; or

     |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale                         ____________ __, 2005
does not imply that:

     |_| there have been no changes in the affairs of Sagamore Holdings, Inc. after the date of this prospectus; or

     |_| the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this Distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Sagamore Holdings to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Sagamore Holdings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Sagamore Holdings pursuant to the foregoing, or otherwise, Sagamore Holdings has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and Distribution of the securities being registered. Sagamore Holdings will pay all expenses in connection with this offering.

                   Securities and Exchange Commission Registration Fee                  $        801.30
                   Printing and Engraving Expenses                                             2,500.00
                   Accounting Fees and Expenses                                               50,000.00
                   Legal Fees and Expenses                                                    25,000.00
                   Miscellaneous                                                               6,698.70
                                                                                        ---------------

                   TOTAL                                                                $     85,000.00
                                                                                        ===============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

COMMON STOCK

      On September 17, 2004, the Company issued 88,250,000 shares of its common stock to compensate two officers of the Company. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 20, 2004, the Company entered into a month-to-month agreement with a consultant to provide business development services. The Company issued 7,500,000 shares of its common stock to Celerity Systems, Inc. as compensation for the services. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 20, 2004, the Company issued 1,750,000 shares of its common stock to Cornell Capital Partners, LP as a commitment fee under the Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

      On September 17, 2004, the Company issued 2,500,000 shares of its common stock to Yorkville Advisors Management, LLC as a commitment fee under the Investment Agreement between the Company and Cornell Capital Partners, LP. Based on the Series A Preferred Stock preference, the value of the shares of common stock was nil.

         On February 8, 2005, the Company issued 1,540,000 shares if its common stock to the 154 current employees of Nexus under Rule 701 of the Securities Act. Each employee received 10,000 shares of the Company's common stock as an incentive bonus under the Company's 2004 Stock Incentive Plan.

SERIES A CONVERTIBLE PREFERRED STOCK

      On September 15, 2004, the Company sold 6,000,000 shares of its Series A Convertible Preferred Stock pursuant to the Investment Agreement with Cornell Capital Partners and received gross proceeds of $6,000,000.

SERIES B CONVERTIBLE PREFERRED STOCK

      On September 17, 2004, the Company issued 10,000,000 shares of its Series B Convertible Preferred Stock to compensate two officers of the Company. Based on the Series A Preferred Stock preference, the value of the shares of Series B Convertible Preferred Stock was nil.

      With respect to the sale of unregistered securities referenced above except as otherwise noted, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

ITEM 27. EXHIBITS

EXHIBIT NO.           DESCRIPTION                                              LOCATION
--------------        -------------------------------------------------------  -----------------
3.1                   Articles of Incorporation of Sagamore Holdings, Inc.     Provided herewith
3.2                   Articles of Amendment to the Articles of Incorporation   Provided herewith
                      of Sagamore Holdings, Inc. dated September 14, 2004
3.3                   Articles of Amendment to the Articles of Incorporation   Provided herewith
                      of Sagamore Holdings, Inc. dated September 17, 2004
3.4                   Articles of Incorporation of NECI Acquisition, Inc.      Provided herewith
3.5                   Articles of Amendment of Nexus Custom Electronics Corp.  Provided herewith
3.6                   Bylaws of Sagamore Holdings, Inc.                        Provided herewith
3.7                   Bylaws of Nexus Custom Electronics Corp.                 Provided herewith
5.1                   Opinion re: Legality                                     Provided herewith
10.1                  Credit Agreement dated September 20, 2004 between        Provided herewith
                      Nexus Custom Electronics Corp. and Comerica Bank
10.2                  $5,000,000 Revolving Credit Note, executed by Nexus      Provided herewith
                      Custom Electronics Corp. in favor of Comerica Bank,
                      dated September 20, 2004
10.3                  $1,200,000 Term Note, executed by Nexus Custom           Provided herewith
                      Electronics Corp. in favor of Comerica Bank, dated
                      September 20, 2004
10.4                  Advance Formula Agreement dated September 20, 2004       Provided herewith
                      between Nexus Custom Electronics Corp. and Comerica
                      Bank
10.5                  Continuing Collateral Mortgage dated September 20,       Provided herewith
                      2004 between Nexus Custom Electronics Corp. and
                      Comerica Bank
10.6                  Security Agreement dated September 20, 2004 between      Provided herewith
                      Nexus Custom Electronics Corp. and Comerica Bank

EXHIBIT NO.           DESCRIPTION                                              LOCATION
--------------        -------------------------------------------------------  -----------------
10.7                  Standby Equity Distribution Agreement dated as of        Provided herewith
                      September 2004 between Sagamore Holdings and Cornell
                      Capital Partners, LP
10.8                  Investment Agreement dated as of September 2004          Provided herewith
                      between Sagamore Holdings and Cornell Capital
                      Partners, LP
10.9                  Registration Rights Agreement dated as of September      Provided herewith
                      2004 between Sagamore Holdings and Cornell Capital
                      Partners, LP, in connection with the Standby Equity
                      Distribution Agreement
10.10                 Registration Rights Agreement dated as of September      Provided herewith
                      2004 between Sagamore Holdings and Cornell Capital
                      Partners, LP
10.11                 Placement Agent Agreement dated as of September 2004     Provided herewith
                      between Sagamore Holdings and Newbridge Securities
                      Corporation
10.12                 2004 Stock Incentive Plan of Sagamore Holdings, Inc.     Provided herewith
10.13                 Sagamore Holdings, Inc. Form of Stock Option Agreement   Provided herewith
10.14                 Employment Agreement dated as of September 2004          Provided herewith
                      between Nexus Custom Electronics Corp. and Joseph W.
                      Donohue, Jr.
10.15                 Employment Agreement dated as of September 2004          Provided herewith
                      between Nexus Custom Electronics Corp. and Robert P.
                      Farrell
10.16                 Employment Agreement dated as of September 2004          Provided herewith
                      between Nexus Custom Electronics Corp. and Daniel Shea
10.17                 Stock Option Agreement dated as of September 2004         Provided herewith
                      between Sagamore Holdings, Inc. and Daniel Shea
10.18                 Business Development Agreement dated September 20,       Provided herewith
                      2004 between Sagamore Holdings, Inc. and Celerity
                      Systems, Inc.
10.19                 Asset Purchase Agreement dated as of September 20,       Provided herewith
                      2004, by and among Nexus Custom Electronics Corp, NECI
                      Acquisition, Inc., Jaco Electronics, Inc. and Sagamore
                      Holdings, Inc.
10.20                 Promissory Note dated September 20, 2004 and issued to   Provided herewith
                      Jaco Electronics, Inc. by NECI Acquisition, Inc.
10.21                 Supply Agreement among Jaco Electronics, Inc., NECI      Provided herewith
                      Acquisition, Inc. and Sagamore Holdings, Inc.
14.1                  Code of Ethics                                           Provided herewith
23.1                  Consent of J.H. Cohn LLP                                 Provided herewith
23.2                  Consent of Kirkpatrick & Lockhart Nicholson Graham LLP   Incorporated by reference in Exhibit 5.1 of
                                                                               this filing

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of Distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 14, 2005.

                             SAGAMORE HOLDINGS, INC.

                             By:      /s/ Robert P. Farrell
                                      -----------------------------------------
                             Name:    Robert P. Farrell
                             Title:   Chief Executive Officer

                             By:      /s/ Daniel Shea
                                      -----------------------------------------
                             Name:    Daniel Shea
                             Title:   Acting Chief Financial Officer (Principal
                             Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                    TITLE                                                  DATE
---------                                    -----                                                  ----

/s/ Joseph W. Donohue, Jr.                   Chairman of the Board                                  February 14, 2005
---------------------------
Joseph W. Donohue, Jr.

/s/ Robert P. Farrell                        Director                                               February 14, 2005
---------------------------
Robert P. Farrell